As filed with the Securities and Exchange Commission on January 12, 1999
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                  QUANTECH LTD.
             (Exact name of registrant as specified in its charter)


          Minnesota                        3573                      41-1709417
(State or jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer
incorporation of organization)      Classification Code)  Identification Number)

                                  Quantech Ltd.
                             1419 Energy Park Drive
                               St. Paul, MN 55108
                                 (651) 647-6370

          (Address and telephone number of principal executive offices and principal place of business)

                           ---------------------------

     Gregory G. Freitag, Chief Financial Officer and Chief Operating Officer
                                  Quantech Ltd.
                             1419 Energy Park Drive
                               St. Paul, MN 55108
                                 (651) 647-6370

            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Timothy M. Heaney, Esq.
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000
                           ---------------------------


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                         CALCULATION OF REGISTRATION FEE

Title of each class                                    Proposed maximum       Proposed maximum          Amount of
of securities to be              Amount to be          offering price        aggregate offering       registration
  registered                     registered             per unit(1)                price(1)               fee

Common Stock, no par value       8,507,349               $1.59375               $13,558,588              $3,770

(1) Estimated solely for the purpose of calculating registration fees pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

                        ---------------------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED JANUARY 12, 1999



                                     [logo]



                                  QUANTECH LTD.

                        8,507,349 shares of Common Stock


         Selling Shareholders identified in this Prospectus are offering all of the shares to be sold in the offering. Selling Shareholders include persons who are currently shareholders of Quantech's Common Stock or who may become such holders upon conversion of outstanding Series A Preferred Stock or upon exercise of outstanding warrants. Selling Shareholders may offer these shares from time to time through or to brokers or dealers in the over-the-counter markets at market prices prevailing at the time of sale or in negotiated transactions at prices acceptable to the Selling Shareholders. Quantech will not receive any of the proceeds from the offering.

         Shares of Quantech common stock trade on the local over-the-counter markets and the NASD Bulletin Board under the symbol QQQQ. The closing sale price of the Common Stock on January 8, 1999, as reflected on such markets was $1.5625 per share.


                             ----------------------

         This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You Can Afford a Complete Loss. See "Risk Factors" Beginning on Page 3 of This Prospectus.

                             ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

         The information in this Prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

                             ----------------------


               The date of this Prospectus is _____________, 1999

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary.........................................................  1
Special Note Regarding Forward-Looking Statements..........................  3
Risk Factors...............................................................  3
Price Range of Common Stock................................................ 10
Dividend Policy............................................................ 11
Selected Financial Data.................................................... 12
Management's Discussion and Analysis of Financial Condition
and Results of Operation................................................... 14
Business................................................................... 19
Management................................................................. 35
Principal and Selling Shareholders......................................... 40
Description of Securities.................................................. 48
Plan of Distribution....................................................... 53
Legal Matters.............................................................. 54
Experts.................................................................... 54
Available Information...................................................... 54

                             ----------------------

         Quantech's principal executive offices are located at 1419 Energy Park Drive, St. Paul, Minnesota 55108 and its telephone number is (651) 647-6370.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this Prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the common stock.

                                    Quantech

         Quantech Ltd. ("Quantech" or the "Company") is a Minnesota company originally founded in 1991. We are completing development of our multi-test critical care DBx diagnostic system (the "DBx"). The DBx uses Quantech's proprietary and robust digital detection Surface Plasmon Resonance ("SPR") biosensor technology. Our use of SPR enables us to integrate multiple diagnostic methodologies, such as immunoassays, DNA probes and chemical binding, into a single, simple system. This flexibility should allow the DBx to provide an extensive menu of rapid, quantitative STAT tests to hospital critical care units.

         Excluding home diagnostics, the overall world wide in-vitro diagnostic market is more than $16 billion. Central and STAT laboratories currently account for the majority of this market with testing divided between non-urgent and urgent (STAT) tests. We are focused on the critical care STAT testing portion of this market. STAT tests are required by critical care physicians in areas such as surgical suites, ICUs/CCUs and emergency departments because of the time sensitive nature of their treatment. However, results of STAT tests from the central laboratory can take a minimum of 45 minutes and up to three hours for physicians to receive. This delay affects patient treatment and increases costs. Although STAT laboratories have been established to reduce this time delay, test costs are higher than the central lab and reduced test time turnaround is not always achieved.

         We believe the Emergency Department ("ED") represents the most pressing and unmet customer need for critical care STAT testing. The ED is a significant market requiring a complete menu of clinically related, quantitative, rapid turnaround tests on a single instrument. Although there are some STAT testing products available for the ED, only systems in the central and STAT labs provide the required test menu, features and quality of results. However, time delays and interruption of batch testing in the central lab, and the cost of tests run in STAT labs, have caused both to fall well short of meeting the burden of providing fast and economic STAT test results to the ED and other critical care areas of the hospital.

         We are designing the DBx for the ED. To meet the needs of the ED, the DBx is expected to have the STAT test menu and test performance of central and STAT labs, but with test results in 10 to 20 minutes. The DBx system configuration will consist of a bench top instrument and a series of disposables each offering a single test or a panel of clinically related STAT tests. The system analyzes both whole blood and urine without preparation or addition of reagents by lab technicians or removal of sample from the collection device. We believe this ease of use and ability to locate the DBx in the ED will economically provide hospital physicians with faster STAT test results than hospital central or STAT laboratories.

         Some of the most important STAT tests in the ED are those for cardiac markers and pregnancy. Cardiac tests help to identify whether a patient experiencing chest pain has suffered a myocardial infarction (heart attack). Pregnancy tests are important in the ED to determine if a procedure that could harm a fetus can be performed, or to identify an ectopic pregnancy. We expect the DBx to be launched with at least a panel of three cardiac tests (myoglobin, CK-MB and troponin I) and a single whole blood quantitative test for pregnancy. Additional STAT tests are expected to be added to the DBx system to provide a complete ED STAT testing menu.

         We received FDA 510(k) approval for our first cardiac marker test myoglobin and have submitted to the FDA a 510(k) for the cardiac marker CK-MB. We expect submission to the FDA of our pregnancy test in January 1999. Launch of the DBx system is expected in late 1999. We believe the capabilities of our DBx system as a diverse diagnostic testing platform will meet the needs of the critical care STAT testing market enabling us to be competitive in the global medical diagnostics market.

                                                   The Offering



Securities offered.................     8,507,349 shares of Common Stock (1).

Securities outstanding.............     2,723,082 shares of Common Stock (2).

                                        1,702,319 shares of Series A Convertible
                                        Preferred Stock.

Use of Proceeds....................     Quantech will not receive any proceeds
                                        from the sale of Common Stock in the
                                        offering.

 .........

(1) Includes (i) 179,570 shares of Common Stock currently outstanding, (ii) 4,921,795 shares issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock, and (iii) shares issuable upon exercise of outstanding warrants to purchase 3,405,984 shares of Common Stock.

(2) Does not include 4,921,795 shares issuable upon conversion of shares of Series A Convertible Preferred Stock outstanding and upon exercise of outstanding warrants to purchase 3,405,984 shares of Common Stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this Prospectus are not historical facts but are forward-looking statements. Such forward-looking statements may be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plans," "project," and similar expressions. Such statements involve risks and uncertainties including, but not limited to, those relating to the development stage in which Quantech is operating; the lack of revenues; the ability of the Company to continue as a going concern; the need for additional financing; Year 2000 compliance; uncertainty of market acceptance of Quantech's product once introduced; inability or delay in obtaining FDA product approval; competition; technological obsolescence; ability to maintain patent protection on the Company's technology and not violate others rights; effects of government regulation on Quantech's product and its sale; ability to manufacture its product; dependence on key personnel; exposure to the risk of product liability and market for the Company's shares as well as other factors detailed in "Risk Factors" below and elsewhere in this Prospectus and in the Company's other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.


                                  RISK FACTORS

         Investing in Quantech is risky. You should be able to bear a complete loss of your investment. You should carefully consider the following risk factors and other information in this Prospectus before deciding to invest in shares of common stock.

Immediate and Future Capital Needs

         We do not have sufficient funds to complete commercial development or commence production and sales of our system. Quantech's ability to continue as a going concern, complete its system, submit its commercial system and tests to the FDA and commence sales will depend upon the continued availability of investment capital, funding made by strategic partner(s) or licensing revenues, until the revenues from sale of the instruments and associated test disposables are sufficient to maintain operations. There can be no assurance that any such additional financing can be obtained on favorable terms, if at all. Such additional financing will result in dilution to Company shareholders. If funding is not available when needed, we may be forced to cease operations and abandon our business. In such event, Company shareholders could lose their entire investment.

No History of Operations; Development Stage Company; Going Concern Uncertainty

         To date, we do not have a product ready to be brought to market. Accordingly, Quantech has no operating history and its proposed operations are subject to all of the risks inherent in a new business enterprise, including commercial development of its products, lack of marketing experience and lack of production history.

         The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the start-up of new businesses, those historically encountered by us, and the competitive environment in which we will operate. We have not had any significant revenues to date. As of June 30, 1998 and September 30, 1998, we had an accumulated deficit of $18,057,048 and $19,600,366, respectively. The report of the independent auditors on the Company's financial statements for the year ended June 30, 1998, includes an explanatory paragraph relating to the uncertainty of the Company's ability to continue as a going concern. We are a development stage company which has suffered losses from operations, require additional financing, need to continue development of our product, and ultimately needs to generate revenues and successfully attain profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. There can be no assurance that we will be able to develop a commercially viable product or marketing system or attain profitable operations.

No Assurance of Successful and Timely Development of Quantech's System

         Our DBx system, consisting of reading instrumentation and associated disposables, is under various stages of development. We are conducting such development using both internal and external resources. Further development and testing will be required to prove additional testing capability beyond our current tests, commercial viability of our system, and to obtain all required FDA clearances. Until the development process for the commercial system is completed and cleared through the FDA, there can be no assurance that such system will be finished according to our current development timetable and budget, or that development will result in a system that will perform in the manner we anticipated. Additionally, the final cost of our instrument and disposables cannot be finalized until system completion. Our success, if any, will depend on our ability to timely complete our system within estimated cost parameters and efficiently develop tests to expand the DBx's menu of tests.

Uncertainty of Market Acceptance

         The commercial success of Quantech's DBx system will depend upon its acceptance by the medical community and third-party payers as reliable, accurate and economical. Market acceptance will depend upon several factors, including the establishment of the utility and cost-effectiveness of our tests, the receipt of regulatory clearances in the United States and elsewhere and the availability of third-party reimbursement. Diagnostic tests similar to those developed and to be developed by us are generally performed by a central or STAT laboratory at a hospital or clinic. The approval of the purchase of diagnostic equipment by a hospital is generally controlled by its central laboratory. We expect that there will be resistance by some central laboratories to a new system like that of Quantech's. We will also have to demonstrate to physicians that our diagnostic products perform as intended, meaning that the level of accuracy and precision attained by our products must be comparable to test results achieved by the hospital lab. Failure of our products to achieve market acceptance or third-party payer approval would have a material adverse effect on the Company.

Lack of Marketing Experience

         We have had no experience in marketing the DBx. We intend to market our system in both the United States and in foreign markets through a strategic partner(s) with an established distribution system, but no assurance can be given that such an arrangement can be made. If such a strategic relationship is not entered into prior to product launch, we will market our system through a combination of our own sales force and distributors. Establishing a sales and marketing capability sufficient to support the level of sales necessary for us to attain profitability will require substantial efforts and significant management and financial resources. There can be no assurance that we will be able to recruit and retain direct sales and marketing personnel in order to build a sales and marketing organization, engage distributors to supplement the United States direct sales activity and sell products in foreign markets or have our marketing efforts be successful.

         If we are required to rely heavily upon distributors, as will be the case outside of the United States, sales by such distributors could account for a significant portion of our revenues. There can be no assurance that these distributors will devote the resources necessary to provide effective sales and marketing support to us. In addition, our distributors may not give their full efforts to sell our products. Our distributors, if any, may not be contractually committed to make future purchases of our products and could therefore discontinue carrying our products in favor of a competitor's at any time and for any reason. If we are unable to establish appropriate arrangements with distributors when required, or if distributors are engaged and they become unwilling or unable to promote, market and sell our system, our business and financial condition would be adversely affected.

Limited Manufacturing and Production Experience

         The DBx consists of a reading instrument and a series of disposable testing cartridges. To be successful, we must manufacture these items in compliance with regulatory requirements and Good Manufacturing Process ("GMP"), in sufficient quantities and on a timely basis, while maintaining product quality and acceptable manufacturing costs. The instrument and many components of the test disposables will be manufactured for us by outside vendors. We have not entered into agreements with vendors to manufacture the instrument or certain parts of the disposables. There can be no assurance that we can engage such vendors. Further, if engaged, the limited control we have over any third party manufacturers as to timeliness of production, delivery and other factors could affect our ability to supply products on a timely basis.

         We ultimately intend to chemically coat and assemble our test disposables. We have never operated a manufacturing/assembly business and we will have to establish a manufacturing facility, or contract with a third party for manufacturing, which is registered with the FDA. Production of our disposables requires the placement of antibodies or other binding reagents on metalized sensor surfaces. The chemical and physical conditions for coating are substantially equivalent to those used to produce other solid state binding assays. Although we believe that our production methods will be effective for manufacturing our disposables, there can be no assurance that the methods will be applicable to all the tests we expect to develop or that we will be able to manufacture accurate and reliable products in large commercial quantities on a timely basis and at an acceptable cost. Inability to manufacture a full range of diagnostic tests would limit our access to our intended market.

Government Regulation

         Our instrument and test disposables are human diagnostic medical devices subject to regulation by the United States Federal Government and federal agencies of foreign countries. The United States Food and Drug Administration ("FDA") under the Federal Food, Drug, and Cosmetic Act ("FDC Act") will regulate our system as a medical device that requires pre-market regulatory clearance before commercialization in the United States. We believe that pre-market clearance can be obtained for our instrument and substantially all of our test disposables through submission of a 510(k) pre-market notification ("510(k) Notification") demonstrating the product's substantial equivalence to another device legally marketed pursuant to 510(k) Notification clearance. In this regard, we have received FDA approval for our cardiac marker myoglobin test. We will have to perform in-house clinical trials designed to produce the data necessary to demonstrate the substantial equivalence of our instrument and tests. Although 510(k) submissions are supposed to be completed by the FDA within 90 days of submission, there can be no assurance the FDA will approve our initial system pursuant to a 510(k) Notification, or do so in a timely manner, and therefore there can be no assurance that we will be able to introduce our initial system in the United States within our anticipated time frame. If we cannot establish to the satisfaction of the FDA that our products are substantially equivalent, we will have to seek pre-market approval ("PMA") of our system through the submission of an application supported by extensive data to prove safety and efficacy. If a PMA is required, introduction of the initial system would be significantly delayed, which could have a material adverse effect on Quantech. By regulation, FDA review of PMA applications is required within 180 days of its acceptance for filing; however, reviews more often occur over a significantly protracted period, usually 12 to 18 months, and a number of products have never been approved.

         The degree of regulation and areas of concern differ in each country or region. We will be required to comply with regulations regarding product approval and performance and, in addition, regulations concerning electronic devices. For example, the European Community has drafted a Directive for In vitro Diagnostic Products which we intend to comply with when the Directive becomes effective and our products will be required to have "CE Marks" for sale in major European markets. Additionally, manufacturing facilities are subject to inspection by the FDA and, for International Standards Organization ("ISO") certified facilities, by notified bodies, on a periodic basis. Quantech and its contract manufacturers must demonstrate compliance with applicable quality system requirements. No regulatory clearances have yet been obtained in any country and there is no assurance that any will be obtained. Further, regulations and standards are subject to frequent changes. If regulatory clearances are not obtained, compliance with changes in regulations or standards are not met or our manufacturing facilities and those of our contract manufacturers are in violation of applicable regulations, the sale of our system could be materially adversely affected.

Competition

         The diagnostic testing market is highly competitive. We expect that manufacturers of central and STAT laboratory testing equipment will compete to maintain their revenue and market share and that new testing products will be developed. All of the industry leaders and many of the other companies participating in this market have substantially greater resources than the resources available to us, including, but not limited to, financial resources and skilled personnel. There can be no assurance that if our DBx is completed, that it can successfully compete in its market.

Compliance with CLIA

         Our products will be subject to the Clinical Laboratory Improvement Act of 1988 ("CLIA") which has been implemented by the Health Care Financing Administration ("HCFA"). This law is intended to ensure the quality and reliability of all medical testing in the United States regardless of where tests are performed. Our marketing plan is based on non-laboratory personnel operating the system. HCFA has allowed electronic controls for some instruments to serve the function of daily quality control performance to allow non-laboratory personnel to run such testing systems. We have not yet applied for this exception. If we are unable to obtain this exception, we would not have the user-friendly operation advantage of our system and this could have an adverse affect on sales. Further, there can be no assurance that CLIA regulations or future administrative interpretations of CLIA or various state regulations requiring licensed technicians to operate diagnostic systems will not have a material adverse effect on us.

Adverse Changes in Government Health Care Policy and Reimbursement

         Purchases of our system and test disposables will be affected by cost reimbursement requirements and regulations, including regulations promulgated by HCFA, and uncertainties often faced by proposed changes in government health care policy. Sales volumes and prices of our test disposables will in part be dependent on the level of availability of reimbursement to health care providers for tests from third-party payers, such as government and private insurance plans, health maintenance organizations and preferred provider organizations. There can be no assurance that current reimbursement amounts for tests will not be decreased in the future, and that any such decreases will not reduce the demand for, or the price of, our tests. Any health care reform measures adopted by the federal government could adversely affect the amount of test reimbursement available in the United States, and consequently could adversely affect the prices we receive for its tests.

Technological Obsolescence/Single Technology Basis

         Our reading instrument and test disposables, all of which are based upon a single set of core technologies, are currently our only proposed products and are expected to account for substantially all of our revenues, if any, for the foreseeable future. We operate in a market characterized by rapid and significant technological change. While we are not aware of any developments in the medical industry which would render our current or planned products less competitive or obsolete, there can be no assurance that future technological changes or the development of new or competitive products by others will not do so. To remain competitive, we must continually make substantial expenditures for development of both equipment and testing disposables. Because our system represents our sole product focus, lack of market acceptance or obsolescence of our system would have a significant adverse effect.

Obtaining Antibodies and Chemistries

         Many of the chemistries that will be necessary for our diagnostic system must be obtained through commercial suppliers or agreements for the licensing of such chemistries. Although we believe we can obtain the necessary chemistries, there can be no assurance that we will be able to make satisfactory arrangements to provide our customers with as wide a variety of products as they might desire. The lack of a sufficient number of chemistries would greatly limit our ability to expand the test menu for our system and market it.

Patent Protection

         No assurance can be given that other companies will not develop technologies substantially equivalent to those we own or that we may acquire or develop. No assurance can be given that we will be able to protect our proprietary technology. We are not aware of any issued patents that would prohibit the use of any technology we currently have under development. However, patents may exist or be issued in the future to other companies covering elements of our systems. The existence or issuance of such patents may require us to make significant changes in the design of our systems or operational plans. Although we believe that our proposed products will not infringe patent rights of others, there can be no assurance that such infringement does not, or will not, exist with respect to the completed product. We have not conducted an independent patent search or evaluation with respect to the SPR technology. Ares-Serono, the licensor to us of our basic SPR technology, has made no warranties as to the enforceability of any of our patents or the commercial potential of the technology. Although Ares-Serono may defend the patents they have licensed to us, we will be responsible for the defense of any patents Ares-Serono elects not to defend or those issued to us. Cost of defending patents can be substantial.

Dependence on the Ares-Serono License

         We are dependent upon the worldwide license (the "License") we acquired from Ares-Serono to certain patents, proprietary information and associated hardware (e.g. molds, test rigs, prototypes) related to the SPR technology. The License calls for an ongoing royalty of 6 percent on all products utilizing the SPR technology which are sold by us. If we sublicense the technology, we will pay a royalty of 15 percent of all revenues received by us under any sublicense. We must make a $150,000 minimum royalty payment on December 31, 1999. If such payment is not made, Ares-Serono has the right to cause a reversion to Ares-Serono of a royalty-free license, thereby depriving us of our exclusive rights under the License.


         Ares-Serono specifically reserved, and did not license to us, any rights to or otherwise integrated with certain fluorescence capillary fill device technology (the "FCFD Technology"). We believe that such limitation does not materially impact the value of the License given our current plan of commercialization. In addition, the License is subject to the contingent right of PA Technology, a U.K. corporation, to request a grant of a non-exclusive royalty-free license to exploit certain rights in the SPR technology for applications outside the field of the commercial interests of Quantech.

Dependence on Personnel

         We have a small number of employees. Although we believe we maintain a core group sufficient for us to effectively conduct our operations, the loss any of our personnel could, to varying degrees, have an adverse effect on our operations and system development. The loss of either Robert Case, CEO or Greg Freitag, COO and CFO would have a material adverse affect on the Company.

Possibility of Exposure to Product Liability Claims

         We could be exposed to risk of product liability claims or other lawsuits in the event of incorrect diagnosis caused by a failure of our system. Although we will evaluate obtaining liability insurance when our products are brought to market, there can be no assurance that we will be able to obtain or maintain such insurance or that we will not be subject to claims in excess of our insurance coverage.

Absence of Dividends

         The Company has not declared or paid any cash dividends on its Common Stock since its inception and the Board of Directors intends to retain all earnings for use by the Company for the foreseeable future. Any future determination as to declaration and payment of dividends will be made at the discretion of the Board of Directors and will depend upon a number of factors, including among others, earnings of the Company, the operating and financial condition of the Company, the Company's capital requirements, and general business conditions.

Shares Eligible for Future Sale

         As a result of this Registration Statement, all shares of the Company's outstanding Common Stock are eligible to be sold in the public market along with all shares that may be obtained upon exercise of outstanding options, warrants or conversion of Series A Preferred Stock. The sale of a substantial number of the shares available for sale or shares underlying options, warrants and Series A Preferred Stock could adversely affect the market price and liquidity of the Company's securities.

Limited Market for Securities

         There is a limited trading market for the Company's Common Stock, which is traded on the NASD Bulletin Board. Although trading in the Company's Common Stock does occur on a consistent basis, the volume of shares traded has been sporadic. There can be no assurance that an established trading market will develop, the current market will be maintained or a liquid market for the Company's Common Stock will be available in the future.

Volatility of Stock Price

         We believe that factors such as announcements of developments by us or our competitors, general conditions in the health care or medical diagnostic markets and conditions in the financial markets could cause the price of our Common Stock to fluctuate substantially. In addition, the stock market has recently experienced extreme price and volume fluctuations which have affected the market prices for many emerging growth companies and which have often been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the price of the Company's Common Stock.

Year 2000 Compliance

         We believe the Company's internal systems and products are year 2000 compliant. We have, therefore, not developed any contingency plans relating to year 2000 issues and have not budgeted any funds for year 2000 issues. Although we believe that our system is year 2000 compliant, unanticipated year 2000 problems may arise which, depending on the nature and magnitude of the problem, could adversely affect our business. Furthermore, year 2000 problems involving third parties may have a negative impact on our customers or suppliers, the general economy or the ability of businesses to generally receive essential service (such as telecommunications, banking services, etc.) Any such occurrence could adversely affect our business. Furthermore, year 2000 problems involving third parties may have a negative impact on our customers or suppliers, the general economy or the ability of businesses to generally receive essential service (such as telecommunications, banking services, etc.). Any such occurrence could adversely affect our business.

                           Price Range of Common Stock

         Quantech's Common Stock is traded on the local over-the-counter markets and the NASD Bulletin Board under the symbol of QQQQ. Trading for Quantech's Common Stock has been volatile, therefore investors should not rely on historical stock performance as an indication of future stock performances.

         The following table summarizes the high and low sale prices of Quantech's Common Stock for the periods indicated. The prices have been adjusted to reflect a 1-for-20 reverse stock split effected by the Company on June 2, 1998. The closing price of Quantech's Common Stock on January 8, 1999 was $1.5675 per share.

                                                      High            Low
          Fiscal 1997:
               Third Quarter.....................    $  12.40      $   8.20
               Fourth Quarter....................    $   8.00      $   4.20
          Fiscal 1998:
               First Quarter.....................    $   5.60      $   2.20
               Second Quarter....................    $   5.60      $   2.80
               Third Quarter.....................    $   4.00      $   2.70
               Fourth Quarter....................    $   7.00      $   2.60
          Fiscal 1999:
               First Quarter.....................    $   3.88      $   0.94
               Second Quarter....................    $   2.56      $   0.53

    As of December 31, 1998, Quantech had approximately 500 holders of record of its Common Stock, excluding shareholders whose stock is held either in nominee name or street name brokerage accounts. Based on information obtained from Quantech's transfer agent, as of such date, there were approximately 3,800 shareholders of Quantech's Common Stock whose stock is held in either nominee name or street name brokerage accounts.

                                 DIVIDEND POLICY

         Quantech has never paid a cash dividend on its Common Stock. Payment of dividends is at the discretion of the Board of Directors. The Board of Directors plan to retain earnings, if any, for operations and does not intend to pay dividends in the near future.

                             SELECTED FINANCIAL DATA

         The following selected financial data of the Company as of and for the years ended June 30, 1997 and 1998 is derived from the financial statements that have been audited by McGladrey & Pullen, LLP, independent auditors. The Company's financial statements for the three month period ended September 30, 1997 and 1998 and the period from September 30, 1991 (date of inception) to September 30, 1998 are unaudited. However, in the opinion of the Company, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been made. Interim results may not be indicative of the results of operations to be expected for a full fiscal year. This financial data should be read in conjunction with the Company's financial statements and the notes thereto included elsewhere in this Prospectus and to the Management's Discussion and Analysis of Results of Operations and Financial Condition which follows.

                                  QUANTECH LTD.
                          (A Development Stage Company)

                          Statements of Operations Data
                      (in thousands except per share data)

                                                                                                         Period From
                                                                                                        September 30,
                                                                                                        1991 (Date of
                                                   Three Months Ended             Years Ended          Inception), to
                                                     September 30,                  June 30,            September 30,
                                              --------------------------------------------------------
                                                  1997           1998          1997          1998           1998
                                              --------------------------------------------------------------------------

Interest Income                                  $      7     $       1      $      81     $     12       $      184
                                              --------------------------------------------------------------------------
Expenses:
  General and administrative                          223           307          1,779        1,221            9,469
  Research and development                            314           528          2,114        2,608            6,782
  Minimum royalty expense                              19            38             75          113            1,113
  Losses resulting from transactions
     with Spectrum Diagnostics Inc.                    --            --             --           --              556
  Net exchange gain                                    --            --             --           --              (67)
  Interest                                             39           671             18          719            1,889
                                              --------------------------------------------------------------------------
Total expenses                                        595         1,544          4,006        3,661           19,742
                                              --------------------------------------------------------------------------

Loss before income taxes                             (588)       (1,543)        (3,925)       (3,649)        (19,558)

Income taxes                                           --            --             --           --               42
                                              --------------------------------------------------------------------------

Net Loss                                         $   (588)    $  (1,543)     $  (3,925)    $  (3,649)     $  (19,600)
                                              ==========================================================================

Loss per basic and diluted
     common share                                $  (0.24)    $   (0.60)     $   (1.66)    $   (1.45)
Weighted average common shares
    outstanding                                     2,425         2,578          2,366         2,524


                                  QUANTECH LTD.
                          (A Development Stage Company)
                                 Balance Sheets
                                 (in thousands)


                                                                           June 30,          June 30,        September 30,
                                                                             1997              1998              1998
                                                                       ------------------------------------------------------
ASSETS
Total current assets                                                        $    833         $      203         $     137
Total property and equipment                                                     206                179               197
Total other assets                                                             2,105              2,803             2,725
                                                                       ------------------------------------------------------

Total assets                                                                $  3,144         $    3,185         $   3,059
                                                                       ======================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
     Short-term debt                                                        $  1,070         $    3,113         $   4,143
     Accounts payable                                                            101                 97               222
     Accrued expenses                                                            295                247               426
                                                                       ------------------------------------------------------
Total current liabilities                                                      1,466              3,457             4,791
                                                                       ------------------------------------------------------

Stockholders' Equity (Deficit)
     Common stock                                                                480             16,308            16,391
     Additional paid-in capital                                               15,606              1,477             1,477
     Deficit accumulated during the development stage                        (14,408)           (18,057)          (19,600)
                                                                       ------------------------------------------------------
Total stockholders' equity (deficit)                                           1,678               (272)            1,732
                                                                       ------------------------------------------------------

Total liabilities and stockholders' equity (deficit)                        $ 3,144          $    3,185         $   3,059
                                                                       ======================================================


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated financial statements of the Company and the notes thereto included elsewhere in this Prospectus. This Prospectus includes certain forward-looking statements which reflect the Company's plans, estimates and beliefs. The Company's actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences are discussed in the Risk Factors section and elsewhere in this Prospectus. In evaluating an investment in the securities, prospective investors should carefully consider the Risk Factors and other information contained in this Prospectus.

History

         Quantech Ltd. ("Quantech" or the "Company") is a Minnesota corporation originally founded in 1991. Quantech is completing development of its critical care DBx diagnostic system. Quantech's proprietary and robust digital detection Surface Plasmon Resonance ("SPR") biosensor technology provides the DBx with user friendly multi-test capabilities. Quantech's critical care system will have the ability to perform a complete range of clinically related, quantitative whole blood tests on a single instrument near the patient in 10 to 20 minutes. The system will be marketed to hospital Critical Care Units, with the initial focus being Emergency Departments. Hospital Critical Care Units, such as the Emergency Department, are best able to recognize the immediate positive impact Quantech's system will have on patient treatment and satisfaction, determination of appropriate clinical care path and cost containment.

         Quantech's system will consist of an easy to use bench top instrument and test disposables. Each disposable will contain one test, or a panel of up to four clinically related tests, which will define the particular tests to be conducted by the instrument. The Company has received FDA 510(k) approval for its first test for the detection and quantification of the cardiac marker Myoglobin and submitted to the FDA its cardiac marker CK-MB. These cardiac markers are an aid to physicians in the diagnosis of an early stage heart attack. Further tests, including the cardiac marker troponin I and the pregnancy marker hCG, are being developed.

         Quantech and The Perkin-Elmer Corporation ("Perkin-Elmer"), a leading supplier of life science systems and analytical instruments, are parties to a technology and development agreement. Such agreement provides Perkin-Elmer with exclusive licenses to certain Quantech technology for use outside of Quantech's core area of non-nucleic medical diagnostics. Quantech has licensed back from Perkin-Elmer technology that provides a large density, high throughput diagnostic testing capacity for its SPR technology. Quantech believes this capability will allow it to expand its digital SPR technology into central lab, ICU/CCU, surgical, doctor office and home testing markets.

         Quantech is a development stage company which has suffered significant losses from operations, requires additional financing, and ultimately needs to complete development of its product, generate revenues, and successfully attain profitable operations to realize the value of its license agreement and remain a going concern. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Results of Operations

For the Three Months Ended September 30, 1998 and 1997

         The Company has incurred a net loss of $19,600,366 from September 30, 1991 (date of inception) through September 30, 1998 due to expenses related to formation and operation of Quantech's predecessor, Spectrum Diagnostics Inc. ("SDS") in Italy, continuing costs of raising capital, normal expenses of operating over an extended period of time, funds applied to research and development, royalty payments related to the SPR technology, losses due to expenses of SDS and interest on borrowed funds. In addition, an investment of $3,356,629 was made when Quantech purchased the exclusive rights to the SPR technology.

         For the three months ended September 30, 1998 the Company had interest income of $653 compared to $6,824 for the same period in 1997. This decrease is a result of less cash on hand as proceeds obtained from Quantech's private placements of securities have been used for operations and research and development.

         General and administration expenses increased by $83,971 to $306,828 for the three months ended September 30, 1998 from $222,857 for the three months ended September 30, 1997. The increase in general and administrative spending was primarily due to costs associated with financing activities, expenses incurred to attend the American Association for Clinical Chemistry meeting, and additional expenses related to Company expansion. The Company anticipates that these expenses will continue to increase as the Company completes development of its system and begins to manufacture and distribute its products.

         Research and development costs increased to $528,111 in the three months ended September 30, 1998 from $314,261 in the same period of 1997. This increase was primarily due to expenses related to the preparation of 510(k) submissions to the FDA, and engineering design work on the DBx commercial instrument and related disposables. The Company expects R&D spending to increase significantly as the Company completes the commercial development of its system, conducts additional FDA work, and begins to establish higher volume manufacturing capabilities.

         Minimum royalty expense increased to $37,500 during the quarter ended September 30, 1998 compared to $18,750 for the same quarter in 1997. This increase was due to the accrual for the minimum payments scheduled for December 1998 and 1999. Royalty expense is expected to remain at $37,500 per quarter through December 1999 (see Notes to Financial Statements, Note 2 - License Agreement).

         Interest expense increased to $671,532 for the quarter ended September 30, 1998 compared to $39,376 during the same period in 1997. The higher interest cost was primarily the result of increased debt from the sale of promissory notes including a $546,902 one-time charge to reflect the conversion feature of the notes. Future interest expense is expected to decrease significantly due to the conversion of the promissory notes into Series A Convertible Preferred Stock subsequent to September 30, 1998.

         For the three months ended September 30, 1998 Quantech had a loss of $1,543,318 as compared to $588,420 for the same period ended September 30, 1997.

A substantial portion of this increased loss was interest cost, with the remaining increase a result of higher operating expenses and lower interest income.

         The timetable for submitting additional tests to the FDA and introduction of Quantech's system to the market will be influenced by the Company's ability to obtain further funding, enter into strategic relationships, complete commercial prototype development of its system and develop further tests, and delays it may encounter with the FDA in its review of Quantech's tests and system. There can be no assurance that the Company will be able to obtain the required funding, enter into any strategic agreements or ultimately complete its commercial system.

For the Year Ended June 30, 1998 and 1997

         The Company has incurred a net loss of $18,057,048 from September 30, 1991 (date of inception) through June 30, 1998 due to expenses related to formation and operation of SDS in Italy, continuing costs of raising capital, normal expenses of operating over an extended period of time, funds applied to research and development, royalty payments related to the SPR technology, losses due to expenses of Quantech's predecessor, Spectrum Diagnostics Inc. and interest on borrowed funds. In addition, an investment of $3,356,629 was made when Quantech purchased the rights to the SPR technology.

         For the year ended June 30, 1998 the Company had interest income of $12,435 compared to $80,854 for the 1997 fiscal year as a result of less cash on hand as proceeds obtained from Quantech's private placements of securities have been used for operations and research and development.

         General and administration expenses decreased from $1,799,117 for the year ended June 30, 1997 to $1,221,196 for the year ended June 30, 1998. The decrease in general and administration expenses resulted from the restructuring that the Company implemented in the second half of 1997. The restructuring was aimed at reducing expenses and focusing the Company's resources on completing development of its diagnostic system. Changes that were made included reducing the number of employees, consultants and outside services employed in the administrative functions. The Company anticipates that these expenses will increase significantly in the future as the Company completes development of its system and begins to manufacture and distribute its products.

         Research and development costs decreased from $2,114,586 in 1997 to $1,608,361 in 1998. The decrease was due to the above mentioned restructuring, with cost reductions resulting primarily from reduced outside contract development work as the Company focused its resources on completing system development with a reconfigured internal development team. Spending began to increase significantly, however, near the end of fiscal 1998 as the Company incurred expenses necessary to prepare and file its first 510(k) submission with the FDA, and engaged outside design engineering firms to assist in finishing the commercial development of its DBx system. The Company expects R&D spending to continue at a considerably higher rate in fiscal 1999 as the Company completes the commercial development of its system, conducts additional FDA work, and begins to establish higher volume manufacturing capabilities.

         Minimum royalty expense increased to $112,500 in 1998 as compared to $75,000 in 1997 as a result of the higher minimum royalties owed under Quantech's amended license with Ares-Serono. Royalty expense is expected to increase to $150,000 in fiscal 1999 to reflect the minimum royalties owed under Quantech's amended license with Ares-Serono.

         Interest expense increased in 1998 to $719,126 as compared to $17,611 in 1997. The higher interest expense was primarily the result of increased debt from the sale of promissory notes including a $441,542 charge to reflect the beneficial conversion feature of the notes. Interest expense during fiscal 1999 is expected to be similar to 1998, but may change depending upon the future capital structure of the Company.

         For the year ended June 30, 1998 Quantech had a loss of $3,648,748 as compared to $3,925,460 for the same period ended June 30, 1997. This decrease was a result of the decrease in research and development and general and administrative expenses in 1998 exceeding increases in such period in minimum royalty and interest expenses and the decrease in interest income.

         The Company has made significant progress in the development of its system, but this progress has been much slower than anticipated. Although Quantech has been able to complete prototype systems that demonstrate that its SPR technology does work to detect certain conditions and obtained FDA approval for its cardiac marker test myoglobin, it has not been able to achieve reproducible results at sensitivity levels necessary for quantitative analysis throughout the entire required clinical range for all of its intended STAT test menu. Quantech's development is focused upon expanding its test menu and completing its system for FDA approval and market launch. In addition to development activity, the Company is in discussions with potential strategic partners regarding the sublicensing of Quantech's technology outside of its core medical area, distribution of its system once developed and device manufacturing. The timetable for submitting the Company's system to the FDA and introduction to the market will be influenced by the Company's ability to obtain further funding, enter into strategic relationships, complete commercial prototype development of its system, necessary testing for submission of its FDA filing and delays it may encounter with the FDA in its review of the system. There can be no assurance that the Company will be able to obtain the required funding, enter into any strategic agreements or ultimately complete its system.

Liquidity and Capital Resources

         From inception to June 30, 1998, Quantech has raised approximately $18,400,000 through a combination of public stock sales and private sales of stock and debt obligations. The Company requires additional funding to continue operations. Funds to continue operations will be applied to development of additional tests and the DBx system, obtaining FDA approval, establishing sales and marketing and production capabilities, and sales of the Company's product once development is completed. Quantech is currently reviewing multiple avenues of future funding including a secondary offering of securities, private sale of equity or debt with equity features or arrangements with strategic partners. The Company does not have any commitments for any such financing and there can be no assurance that the Company will obtain additional capital when needed or that additional capital will not have a dilutive effect on current shareholders. Although the Company has a limited lending arrangement with its bank, it does not anticipate receiving significant funding from lenders.

         Quantech incurred capital expenditures of approximately $40,000 in fiscal 1998. The Company anticipates significantly higher capital expenditures in the near future for laboratory and production equipment and office expansion as the Company nears product introduction. The timing and amount of such expenditures will be governed by the Company's development and market introduction schedules which are subject to change due to a number of factors including development delays, FDA approval and availability of future financing.

         On June 2, 1998 the Company effected a 1-for-20 reverse split of its Common Stock to reduce the number of outstanding and authorized shares. All share amounts in this report have been adjusted to reflect this change. The Company currently has outstanding 2,723,082 shares of Common Stock and 1,702,319 shares of Series A Convertible Preferred Stock. It also has options and warrants outstanding to purchase an additional 6,255,031 shares of Common Stock.

Year 2000 Compliance

         We believe the Company's internal systems and products are year 2000 compliant. We have, therefore, not developed any contingency plans relating to year 2000 issues and have not budgeted any funds for year 2000 issues. Although we believe that our system is year 2000 compliant, unanticipated year 2000 problems may arise which, depending on the nature and magnitude of the problem, could adversely affect our business. Furthermore, year 2000 problems involving third parties may have a negative impact on our customers or suppliers, the general economy or the ability of businesses to generally receive essential service (such as telecommunications, banking services, etc.) Any such occurrence could adversely affect our business. Furthermore, year 2000 problems involving third parties may have a negative impact on our customers or suppliers, the general economy or the ability of businesses to generally receive essential service (such as telecommunications, banking services, etc.). Any such occurrence could adversely affect our business.

                                    BUSINESS

Summary

         Quantech Ltd. ("Quantech" or the "Company") is a Minnesota company originally founded in 1991. We are completing development of its multi-test critical care DBx diagnostic system (the "DBx"). The DBx uses Quantech's proprietary and robust digital detection Surface Plasmon Resonance ("SPR") biosensor technology. Our use of SPR enables us to integrate multiple diagnostic methodologies, such as immunoassays, DNA probes and chemical binding, into a single, simple system. This flexibility should allow the DBx to provide an extensive menu of rapid, quantitative STAT tests to hospital critical care units.

         Excluding home diagnostics, the overall world wide in-vitro diagnostic market is more than $16 billion. Central and STAT laboratories currently account for the majority of this market with testing divided between non-urgent and urgent (STAT) tests. We are focused on the critical care STAT testing portion of this market. STAT tests are required by critical care physicians in areas such as surgical suites, ICUs/CCUs and emergency departments because of the time sensitive nature of their treatment. However, results of STAT tests from the central laboratory can take a minimum of 45 minutes and up to three hours for physicians to receive. This delay affects patient treatment and increases costs. Although STAT laboratories have been established to reduce this time delay, test costs are higher than the central lab and reduced test time turnaround is not always achieved.

         We believe the Emergency Department ("ED") represents the most pressing and unmet customer need for critical care STAT testing. The ED is a significant market requiring a complete menu of clinically related, quantitative, rapid turnaround tests on a single instrument. Although there are some STAT testing products available for the ED, only systems in the central and STAT labs provide the required test menu, features and quality of results. However, time delays and interruption of batch testing in the central lab, and the cost of tests run in STAT labs, have caused both to fall short of meeting the burden of providing fast and economic STAT test results to the ED and other critical care areas of the hospital.

         We are designing the DBx for the ED. To meet the needs of the ED, the DBx is expected to have the STAT test menu and test performance of central and STAT labs, but with test results in 10 to 20 minutes. The DBx system configuration will consist of a bench top instrument and a series of disposables each offering a single test or a panel of clinically related STAT tests. The system analyzes both whole blood and urine without preparation or addition of reagents by lab technicians or removal of sample from the collection device. We believe this ease of use and ability to locate the DBx in the ED will economically provide hospital physicians with faster STAT test results than hospital central or STAT laboratories.

         Some of the most important STAT tests in the ED are those for cardiac markers and pregnancy. Cardiac tests help to identify whether a patient experiencing chest pain has suffered a myocardial infarction (heart attack). Pregnancy tests are important in the ED to determine if a procedure that could harm a fetus can be performed, or to identify an ectopic pregnancy. We expect the DBx to be launched with at least a panel of three cardiac tests (myoglobin, CK-MB and troponin I) and a single whole blood quantitative test for pregnancy. Additional STAT tests are expected to be added to the DBx system to provide a complete ED STAT testing menu.

         The expected broad test menu of the DBx system is a result of Quantech's SPR technology. The robust nature of this SPR technology is confirmed by its ability to be used in many areas other than medical diagnostics. In this regard, Quantech and The Perkin-Elmer Corporation ("Perkin-Elmer"), a leading supplier of life science systems and analytical instruments with sales in excess of $1 billion, are parties to a License Agreement. The agreement provides Perkin-Elmer with exclusive licenses to certain Quantech technology for use outside of Quantech's core area of medical diagnostics.

         Quantech has licensed back from Perkin-Elmer technology that provides a large density, high throughput diagnostic testing capacity for its SPR technology. Through the optical and chemistry deposition advancements made by Perkin-Elmer, they are able to read up to 100 test areas on a single 1 cm by 1 cm SPR disposable and plan to expand capacity to beyond 5,000 tests within the same area. Such two dimensional (2D) array capability, as now used in genomic screening research, is believed by Quantech to provide it the ability to expand its digital SPR technology upstream from the critical care area to the central lab and provide further vertical expansion to ICU/CCU, surgical suites, doctor office and home testing. Future generations of Quantech's proposed DBx system may also benefit from the Perkin-Elmer technology by decreasing the number of unique disposables needed to perform the same number of tests, reducing inventory requirements and manufacturing costs.

         We have received FDA 510(k) approval for our first cardiac marker test myoglobin and have submitted to the FDA a 510(k) for the cardiac marker CK-MB. We expect submission to the FDA of our pregnancy test in January 1999. Launch of the DBx system is expected in late 1999. Quantech believes the capabilities of its DBx system as a diverse diagnostic testing platform will meet the needs of the critical care STAT testing market enabling Quantech to be competitive in the global medical diagnostics market.

Product Description

         The Instrument

         The Company's instrument combines accuracy with simplicity of use and will process up to four tests at a time on a single disposable. Additional reading ports will be designed to be attached to the initial instrument to provide greater throughput required by higher volume testing facilities. The ability of Quantech's biosensor system to convert biological data into digital signals will also permit designs that capitalize on future advances in microcomputer technology.

         The Quantech instrument is designed to fill the needs of hospital Critical Care Units, in particular the ED. Most importantly, the instrument is designed to be compatible with new test disposables when Quantech introduces them to the market. As a result, when Quantech adds tests through the introduction of new disposables, its original instrument will accommodate these various tests without system obsolescence or significant training of personnel.

         The instrument will be of a size capable of sitting on a bench top or cart and moved from room to room if necessary. It contains a white light source, a microprocessor, a number of optical components, a computer touch screen and barcode readers. The light is split into a number of channels, providing for quality controls and multiple tests per disposable. When the test disposable is inserted into the instrument, an internal bar-code reader identifies the type of test to be run. A touch screen and/or an external barcode reader will enable the user to enter both a user number and the patient or specimen ID number. The instrument's computer screen will display results of a given test. The data or results produced by the instrument will also be stored on an internal hard drive, downloaded to the hospital information system, and may be provided on a hard copy through use of a printer.

         The small size and configuration of the instrument enables it to be located in the ED or associated STAT or rapid response lab. It is anticipated that Critical Care Units such as the ED will have several of these instruments at various locations. Quantech intends to offer several industry standard reagent rental programs whereby the DBx will be provided to the hospital and it may retain the instrument without cost as long as a specified number of test disposables are purchased. For customers who wish to purchase the instrument, the retail price is anticipated to be $15,000.

         The Disposables

         Quantech's disposable consists of an injection molded plastic carrier containing a metal coated sensor surface. The metallic surface is overlaid with reagents that react specifically with the analyte to be identified and measured. An important feature of the Quantech disposable will be the ability to attach a standard vacutainer tube, complete with its top intact, to the disposable so that it is easy to use and the user has minimal exposure to the patient sample. The disposables will be configured identically for all of the tests manufactured by the Company. The only difference between the disposables will be the reagents coated on each grating to define the particular test. One or more separate tests may be performed on a single disposable providing Quantech the capability to develop clinically related panels of tests by adding the appropriate reagents. Future disposables for certain tests may also be configured to handle samples of urine and other body fluids.

         A further advantage of Quantech's disposable will be that an operator will not be required to add reagents. This simplicity translates into easier use and immediacy of results. Disposables will be configured to provide single tests or multiple clinically-related tests. Because the same disposable configuration may be used for all tests, manufacturing and quality control costs should be minimized. Disposables are expected to have retail prices ranging from $12.00 to $35.00 per disposable depending on the tests provided. Additional development of the disposable is currently being conducted and future development will be undertaken to expand the number of tests that may be performed in general and on each disposable.

         Comparison of Product Technologies

         A number of basic methods, whether performed manually or by automated instruments, are utilized in diagnostic testing including immunoassays, DNA probes and chemical reactions. Each of these testing methodologies requires the performance of a series of operations by a skilled technologist. These operations consist of sample preparation, addition of reagents, further method-specific manipulations, and reading and interpretation of raw data. Each methodology also requires a specific instrument to perform the particular test. Central and STAT laboratory automated systems have mechanized, rather than eliminated many of these steps and have been unable to combine a number of different methodologies or technologies into a single system. Quantech's digital SPR technology, in contrast, is expected to be able to be used for these and other basic testing methods within a single instrument, but without complicated processing by the operator.

         Central labs provide quality results on a menu of tests, however, STAT test results take from 45 minutes to 3 hours to be returned to the ED and STAT tests disrupt the batch testing of central labs. Although STAT labs have quicker turnaround time with the quality advantages of the central lab, personnel and equipment requirements of STAT labs result in high test costs. Point of care instruments have reduced turnaround time, and in some instances have lower test costs than STAT labs, but fail to meet laboratory quality and critical care needs due to limited test menu, lack of interface to laboratory information system, manipulation of patient sample, nonconcordance with central lab results and lack of quantitative results. Quantech's DBx system is a new diagnostic systems that combines the advantages of central lab and point of care testing by providing the following features and capabilities:

o STAT test menu (cardiac panel, pregnancy, white blood count panel, coagulation panel, electrolytes, amylase, therapeutic drugs, drugs of abuse panel, etc.)
o        Rapid turn-around time (10-20 minutes)
o Quantitative results using whole blood (no sample processing by user) o Multi-test, single use disposable (up to four clinically related tests per disposable) o User-friendly o Cost effective (less than STAT lab test costs)
o        No addition of reagents by the operator
o        Transportable, bench top instrument
o        Concordance with central lab test results
o        Whole blood/closed tube (vacutainer) patient sample capability
o        Full-time laboratory information system interface
o        Automatic user/patient/test/QC input

The Market

         Excluding home diagnostics, the overall world wide in-vitro diagnostic market ("IVD") is more than $16 billion. Central and STAT/rapid response laboratories currently account for the majority of this market with testing divided between non-urgent and urgent (STAT) tests. The Company is focused on the STAT testing portion of this market. STAT tests are required by critical care physicians in areas such as surgical suites, ICUs/CCUs and emergency departments because of the time sensitive nature of their treatment. However, results of STAT tests from the central laboratory can take a minimum of 45 minutes and up to three hours for the physician to receive the results. This delay affects patient treatment and increases costs. Although STAT laboratories have been established to reduce this time delay, test costs are higher than the central lab and reduced test time turnaround is not always achieved.

         Pressure has increased to reduce the length of patient stay and provide a greater portion of services in ambulatory and outpatient settings. Because the cost of providing care in Critical Care Units far exceeds those of general medical or surgical units, a primary goal of critical care medicine is to determine the appropriate care path for a patient so they may be treated, sent home or moved to a different area of the hospital. Quick determination of this care path is made possible by rapid, accurate and clinically relevant quantitative tests. For this reason, STAT labs were established to reduce test turnaround time, but their high test cost and still often lengthy turnaround time have limited their effectiveness in reducing patient treatment costs. Point of care ("POC") testing represents a growing segment of the IVD market and a response to rising costs of health care that have produced changes in hospital reimbursement. POC instruments have tried to fill the gap left by STAT labs, but lack of central and STAT lab features have kept them from penetrating the critical care testing market.

         The strategic direction chosen by Quantech is to exploit the inherent technological advantages of its SPR technology which allow it to address the shortfalls of the central and STAT labs and POC instruments. As such, Quantech will focus on the STAT testing needs of hospital Critical Care Units which are defined as those areas where immediate diagnostic information is needed to effect either the treatment or processing of a patient. These critical care areas require a large menu of cost effective STAT tests and represent a significant market.

         Critical Care

         Critical Care Units include Intensive Care Units, Surgical Suites and Emergency Departments ("ED"). Quantech's DBx system will first be marketed to EDs. EDs must respond to critical patient conditions and conduct tests on an as needed basis in order to support the health care team when a patient's condition is life threatening. Most tests conducted in the ED are required STAT (urgent) and are processed 24 hours a day. Tests processed in a STAT manner significantly increase cost as they require the hospital central or STAT laboratory to remain open whether or not any tests are being conducted. The hospital must staff laboratories around the clock, use sophisticated technology, respond to urgent and critical patient needs, and yet do not have the large test volumes that allow them to spread the operating and capital costs across a broad testing base. The solution to this difficulty and expense is to bring a system designed for STAT testing to the patient site in a manner that will provide cost-effective test results promptly and accurately.

         Because of space limitations in the ED and a desire not to train personnel on a number of different instruments, a single instrument for the ED's STAT test needs is required. Such ED STAT test menu includes:

o        Cardiac marker panel (CK-MB, troponin I, myoglobin)
o        hCG (Pregnancy)
o        White Blood Count panel (count with absolute neutrophils, Hct and Hgh)
o        Coagulation
o        Therapeutic Drug Monitoring (Digoxin, Theophylline)
o        Drugs of Abuse (e.g., Cocaine, Marijuana)
o Electrolytes (not blood gases which are performed by pulse oximetry in ED)
o        Amylase
o        Liver Enzymes
o        Bun/Creatinine

         Quantech will introduce its DBx system with at least a cardiac panel to test for heart attacks and a pregnancy test. These tests provide a significant market. Because no other system known to Quantech can provide the menu of STAT tests required by the ED, Quantech believes it can make substantial market penetration. Quantech will expand its menu beyond its first tests by adding the additional STAT tests required by the ED. Since the needs of other areas of critical care are similar to those tests required by the ED, the Company anticipates that growth into these other areas will be evolutionary.

         Cardiac Markers

         Cardiac markers are needed to triage and treat individuals that arrive at the ED with chest pain. Hospitals are aware of a need for more rapid cardiac diagnosis and in response have started to establish chest pain centers in emergency departments for triaging patients. Lacking, however, are whole blood, cost effective, rapid cardiac test results. Quantech has chosen a test panel for heart attacks as one of its initial tests because of the high need, reimbursement and volume these tests represent.

         During a myocardial infarction ("AMI"), certain proteins are released from the damaged heart muscle into the blood stream as a result of damage to the muscle. These proteins are in varying concentrations and consist of CK-MB, troponin, myosin light chain and myoglobin. Myoglobin is the earliest of the markers to be detected and the first to leave the body. CK-MB and troponin I are later markers but stay in the body longer and are more specific to cardiac damage. Combinations of these markers are thus used to cover the required time frames.

         Cardiac markers are important to help to identify patients who have suffered an AMI. Such tests, however, are most useful if they can be performed in under twenty minutes in the ED or mobile care unit so that medical personnel may take immediate action. Most of the existing test modalities require a central laboratory system that may delay the results beyond their effective need. Quantech's system will provide emergency personnel with the ability to receive quantitative results in 10 to 20 minutes.

         An estimated 6 million patients are evaluated for chest pain annually in the United States with approximately 3 million admitted to an Intensive Care Unit for further evaluation. Of those admitted, only 30% subsequently "rule-in" for acute AMI. Assuming an average cost of $3,000 per admission, this represents a total expenditure of $6 billion annually on patients who do not have AMI. This also does not take into account that 2-8% of patients with acute chest pain that are released from the ED without treatment subsequently fulfill criteria for AMI resulting in deaths and complications that represent greater than 20% of the malpractice dollars awarded in the field of emergency medicine.

         Not only are costs of admission and malpractice claims an important issue, making a rapid definitive diagnosis of chest pain has become more important. In the past when a patient was in the early stages of a heart attack/AMI, there was little treatment available. In the last 10 years, substantial progress has been made in thrombolytic therapy. If the therapy is started within four to six hours of the onset of a heart attack, it can dissolve the blood clot, clear arteries and save heart muscle tissue. Because these therapies are expensive and present undesirable side effects (allergic reactions, bleeding) if the patient has not suffered an AMI, rapid accurate testing for an AMI is very important.

         Pregnancy

         Every woman of child bearing age who enters the ED and requires a procedure that could injure a fetus (x-ray or drugs) should have a pregnancy test. Because of the delays in obtaining tests from the central or STAT lab, many women are treated without the physician receiving the results of the pregnancy test. Malpractice claims in this area are second only to cardiac markers. The DBx system will have a whole blood quantitative test for the pregnancy marker hCG.

         A rapid pregnancy test is also important for treatment of ectopic pregnancies (gestation outside of uterus, often in fallopian tube). Ectopic pregnancy is a leading cause of abdomen pain for women presenting to the ED. Determination of an ectopic pregnancy is made through the quantitative testing of hCG. The ability of the Quantech system to perform pregnancy and other tests will show its advantage as a quantitative multi-test platform.

Sales and Marketing

         General

         The United States ED testing market is highly concentrated. There are 223 high volume trauma centers in the United States that each see more than 100,000 patients per year. Approximately two thousand two hundred (2,200) EDs represent over 75% of the STAT testing market. Additionally, the majority of hospitals belong to a small number of buying groups such as Columbia/HCA and the Voluntary Hospital Association of America Inc. (VHA).

         Quantech will form a strategic marketing group of approximately three persons. Initially this marketing group will begin creating awareness of Quantech and its DBx system. It is intended that Quantech will engage a strategic distribution partner with a presence in diagnostic testing to market its products in the United States. If a strategic distribution partner is engaged, the marketing group will support this distribution partner and maintain contact with customers to help Quantech to monitor the market for future products.

         If an appropriate distribution partner cannot be engaged, then the marketing group will focus on sales of the system to the highest volume emergency departments. Because of the small number of emergency departments in the United States, and the large amount of revenue that can be provided by each one, the Company believes that a small focused sales effort will enable it to effectively penetrate the ED STAT testing market. Initially this direct sales group would total six persons and be increased as Quantech expanded beyond the high volume trauma centers.

         Clients

         The purchasing decision for diagnostic testing equipment is in the hands of the laboratory manager, although the end user of the Quantech DBx system will be ED personnel. Under CLIA regulation the laboratory is responsible for training, instrument calibration and quality assurance of testing systems. As such, the laboratory wishes a STAT testing instrument to have the following features:

o       Comparable performance to central lab instrument with concordant results
o       One (maximum of two) instruments for ED STAT menu
o Full-time, bi-directional laboratory information system ("LIS") interface with information automatically downloaded to LIS
o       Automated user/patient/test/QC information input
o       User ID and lockout capability by laboratory
o       Minimum user training
o       Physically robust - large enough so it does not get stolen or dropped
o       Costs comparable to central lab STAT tests and less than STAT lab

         ED personnel as the ultimate users must also accept any system that will be used for their STAT testing needs. Although in many instances they cannot buy a testing system without laboratory approval, they are capable of keeping a system from being purchased. A system that is acceptable to the ED must provide the following features:

o Comparable performance to central lab instrument with concordant results
o        Rapid turnaround time (less than 20 minutes)
o        One (maximum of two) instruments for ED STAT menu
o        Whole blood, closed collection tube sampling and transfer
o        Automatic LIS download
o        User friendly - minimum training and time at instrument
o High reliability and large enough to locate and not be stolen or misplaced

         To achieve market penetration of its DBx system, Quantech's marketing strategy will be focused on achieving the acceptance of both laboratory and ED personnel. Testing systems to date have been unable to meet the needs of both groups because of technology limitations. Quantech's DBx system is designed to meet the requirements of both groups by incorporating all of the required features into a single instrument.

         Quantech Organization

         Quantech's original marketing and sales group will consist of a Vice President of Marketing, who will also be in charge of the Midwest region, an east and west coast regional representative and an international sales director. These representatives will be familiar with ED routines and needs and have prior diagnostic sales experience. Prior to engaging a strategic distribution partner, these representatives and their support staffs will focus on system placements in the high volume trauma centers. Once a distribution partner is engaged, the sales group will provide customer driven support for such partner.

         International

         Simultaneously with the launch of the DBx in the United States Quantech intends to begin sales in western Europe and, after appropriate approvals, in Japan. These markets are similar to the United States in both menu of STAT testing and concentration of patients in a small number of facilities. The Company will manage and support international distributors, if a strategic distribution partner is not engaged. Quantech is currently conducting further international marketing research and has begun identifying potential distribution partners.

         Internal Support

         A support staff will be maintained to provide 24 hour product service both in the interpretation of results and the use of the system, as well as emergency shipping. There will be no field service. Faulty instruments will be replaced in the event of failure.

Competition

         The majority of in-vitro medical diagnostic testing is conducted in hospital and commercial reference laboratories. These facilities are particularly suited for efficiently processing a large number of clinical samples. While most hospital laboratories must maintain the capability to perform certain STAT tests on single samples, most of the samples handled by central laboratories are processed in batches. The competitors for this market have addressed these laboratories' needs for high sample throughput, low reagent cost and low labor cost by developing automated systems. STAT/rapid response labs have been developed to address the needs of STAT testing and generally use the same instrumentation found in the central lab. These central lab systems are generally complex and expensive, incorporating designs appropriate to the central labs they serve which employ skilled operators who are expected to perform sample preparation, system calibration and basic instrument maintenance.

         Both the health care providers and their suppliers are heavily committed to the current central/STAT laboratory model. The laboratories are constrained by their organization structure, their substantial capital investment in instrumentation and the task of processing a large number of routine (i.e., non-STAT) samples. The suppliers' corporate infrastructures, marketing and sales organizations, research and development activities and production capabilities are committed to this market. As a result, hospitals may maintain their established means of having testing performed.

         There is a significant number of companies serving this central clinical laboratory market. Most of them compete in only one or two segments of the overall market. Abbott Laboratories, Roche Diagnostics, and Johnson & Johnson are notable exceptions. These companies have achieved their broad market penetration by developing several technologies, each targeted for the specific needs of a market segment and focusing their marketing, distribution and sales activities on the central lab. The Quantech DBx system in general must compete with central and /or STAT laboratory systems to gain market share and, as a result, Quantech will meet with competition from these companies in both sales of its system and the individual tests to be provided on the DBx.

         There is significant activity in certain areas of the Critical Care STAT testing segment. Point of care systems are addressing limited testing areas such as coagulation, blood gas and basic chemistry (including electrolytes). Two such systems, i-STAT Corp. and Diametrics Medical, which market biosensor instruments capable of determining blood gas and electrolyte levels have become recognized point of care testing instruments. The Company does not believe current products of i-STAT or Diametrics are capable, however, of providing the test menu and features required by the ED.


         With respect to testing for cardiac markers to diagnose AMI, most testing is done in the Central and STAT labs with turnaround times of more than 45 minutes. The Company is aware of only a limited number of companies that provide rapid testing for AMI. Of such companies, Spectral Diagnostics Limited, a Canadian company, markets a manual method available for certain cardiac markers and Roche Diagnostics through its acquisition of Boehringer Mannheim markets a manual test for troponin T. As configured, neither Spectral's nor Boehringer's AMI tests can provide quantitative results. Biosite Diagnostics has introduced an instrument and tests for the cardiac markers myoglobin, CK-MB and troponin I. It is unclear what the extent of their sales activity is as they have announced problems in the supply of their test disposable. However, the Company believes that such system is not able to provide the breadth of test menu and other STAT testing requirements expected to be available on the DBx system and this menu limitation by its competitors provides Quantech a competitive advantage.

         The Company believes that there is a need for rapid, accurate and quantitative measurement of cardiac markers, pregnancy and other STAT tests. Quantech plans to enter the market by serving this unmet need first with tests for heart attacks and pregnancy and to extend its penetration by delivering a full range of high value, clinically relevant ED STAT tests on a single platform. In doing so, the Company will compete directly with providers of currently available testing methods.

         All of the industry leaders, and many of the other companies participating in the diagnostic testing market, have substantially greater resources than those available to the Company, including, but not limited to, financial resources and skilled personnel. However, the Company believes its SPR technology will enable it to provide products to the Critical Care STAT testing market, a market segment believed by the Company to lack testing systems that adequately address its needs. There can be no assurance that current or future companies will not invent systems that will have broad testing capabilities and features like those expected in Quantech's DBx system. If Quantech is able to launch its system, no assurance exists that competitive pressures will not negatively affect its pricing.

The Technology

         Biosensors

         The Quantech system is a biosensor using the Company's proprietary Surface Plasmon Resonance (SPR) technology as its core. A biosensor is defined as an analytical device incorporating a biological sensing element coupled to a suitable transducer that converts biochemical activity into a measurable form of energy. Almost all analytical systems combine sensing (i.e., detection) and transducing components. The distinct feature of biosensors is that the two functions are coupled in a single physical entity. A biosensor's input is a specific biological event (e.g., binding of an antigen to an antibody). Its output is a measurable signal that corresponds to the input. A biosensor's biological component provides specificity, the ability to selectively recognize one type of chemical or event. Its transducer confers sensitivity, the ability to transform the very low energy of the biological event into a measurable signal.

         Surface Plasmon Resonance (SPR)

         Surface Plasmon Resonance is an optical-electrical phenomenon involving the interaction of light with the electrons of a metal. The optical-electronic basis of SPR is the transfer of the energy carried by photons of light to a group of electrons (a plasmon) at the surface of a metal. Quantech's SPR sensor is a disposable composed of a plastic base with a fine grating molded into its surface. The grating is coated with a very thin layer of gold. Gold is used since it does not oxidize like other metals which can affect chemistry binding. The gold is subsequently coated with binding molecules. The binding molecules may be antibodies, DNA probes, enzymes or other reagents chosen because they react exclusively with a specific analyte. The analyte is the substance being measured and defines the test to be done such as a cardiac marker.

         The coated metal surface interacts with light at a characteristic resonant wavelength that depends upon the molecular composition at the metal's surface. When the coated metal is exposed to a sample that contains analyte, the analyte becomes bound to the metal through its specific interaction with the binding molecules. As an analyte is bound, the composition at the surface changes and consequently the resonant wavelength shifts. The magnitude of the change in the resonant wavelength is proportional to the amount of binding that takes place, which is proportional to the concentration of the analyte in the sample.

         Quantech's SPR biosensor combines the strengths of biology and physics into a single entity. Applications of SPR that have been reported in the scientific literature or explored by the Company include immunoassays for cardiac markers, hormones, drugs, viruses and bacteria, quantitation of anesthetic gases, and DNA binding assays. Quantech's SPR biosensor technology thus represents a simple, unified platform that is capable of performing a wide range of diagnostic test. SPR is also a valuable research tool that the Company expects will allow it to quickly and efficiently develop further tests for its system.

Manufacturing

         Quantech's system is comprised of an instrument and disposable tests. The instrument consists of electronics and optics and does not require complicated assembly procedures. Production of the instrument will be performed by a contract manufacturer to Quantech under quality standards set by the Company. The contract supplier has not yet been selected. Quantech will take delivery of the instrument, perform final quality inspection and inventory the instrument for final shipment.

         Quantech's disposable consists of two parts, the sensor grating piece with the metal coating and the carrier for such piece. Both the coated sensor grating and carrier will be produced by contract suppliers according to Quantech specifications. These pieces will be shipped to either Quantech or another contract manufacturer to complete final manufacturing of the disposable. This final manufacturing will consist of applying the assay (chemistry) on the gold coated sensor grating, placing the final grating piece into the carrier, performing the final assembly, labeling the unit and packaging the disposable for final shipment.

Regulatory Environment

         The Company believes that the products it initially proposes to manufacture and market will be classified as medical devices and will therefore be subject to regulation by the United States Food and Drug Administration (the "FDA") and, in some instances, by foreign government authorities. Under the 1976 amendments to the Federal Food, Drug and Cosmetics Act (the "FFDCA") and regulations promulgated thereunder, manufacturers of medical devices must comply with certain regulations governing the testing, manufacturing and packaging of medical devices. Under the FFDCA, medical devices are subject to different levels of testing and review. The most comprehensive level of review requires that a clinical evaluation program be conducted before a device receives premarket approval by the FDA for commercial distribution. As a manufacturer of medical devices, the Company will also be subject to certain other FDA regulations, and its manufacturing processes and facilities will be subject to periodic inspection, without warning, to ensure compliance. Comparable agencies in certain states and foreign countries will also regulate the Company's activities. The Company's products could be subject to recall by the FDA or the Company itself, if it appears that the products and their use do not conform to regulations.

         Generally, medical devices intended for human use that are to be marketed in the United States are placed in one of three regulatory classifications depending upon the degree of testing and review to which the device will be subject. The Company expects that its products will not be subjected to the highest level of scrutiny because they are in-vitro (outside of the body) diagnostic devices which do not come into contact directly with a living human being. Specifically, the systems would be classified as either Class I or Class II devices as distinct from implantable devices, which are classified as Class III devices.

         The Company believes that premarket clearance can be obtained for its initial system and tests through submission of a 510(k) premarket notification ("510(k) Notification") demonstrating the product's substantial equivalence to another device legally marketed pursuant to 510(k) Notification clearance. The FDA may also require, in connection with the 510(k) Notification, that it be provided with the test results supporting this claim. The FDA may further require, in connection with the 510(k) Notification, that it be provided with test results demonstrating the safety and efficacy of the device. Under certain circumstances, such clinical data can be obtained only after submitting to the FDA an application for an Investigational Device Exemption ("IDE").

         For new products that are not considered to be "substantially equivalent" to an existing device, two levels of FDA approval will probably be required before marketing in the United States can begin. First, the FDA and participating medical institutions must approve the Company's application for an IDE, permitting clinical evaluations of the product utilizing human samples under controlled experimental conditions. Second, the FDA must grant to the Company a Premarket Approval ("PMA"). The FDA should grant a PMA if it finds that the product complies with all regulations and manufacturing standards. In addition, the FDA may require further clinical evaluation of the product, or it may grant a PMA but restrict the number of devices distributed or require additional patient follow-up for an indefinite period of time. Completion of this process could take up to 12 months and involve significant costs. The Company believes it is unlikely that it will be required to obtain a PMA with respect to any of its currently proposed products, except where mandated by the FDA such as HIV, cancer and hepatitis detection tests. Any claims of panel diagnostics are subject to a PMA procedure. The Company anticipates that it will make claims in reference to its cardiac markers. These claims will be made after the products are marketed with only single claim implications. Accordingly, the products should not be delayed in their initial introduction. If a PMA is required for the Company's initial system and CK-MB test, introduction of the initial system likely would be significantly delayed, which could have a material adverse effect on the Company, although preliminary indications from the FDA are consistent with a 510(k) filing.

         For products subject to either 510(k) or PMA regulations, the FDA requires that the Company conduct any required studies following Good Clinical Practice and Good Laboratory Practice guidelines. Also, the manufacture of products subject to 510(k) or PMA regulations both must be in accordance with current Good Manufacturing Practice. For sale in foreign countries, compliance with ISO 9000 standards will be required. Sales of medical devices outside the U.S. are subject to foreign regulatory requirements. Medical devices may not be sold in EU countries unless they display CE mark certification. The Company's products will be manufactured according to ISO 9001 and EN 46001 quality standards and the Company expects to be able to apply the CE mark to its products. In addition, international sales of medical devices manufactured in the U.S. but not approved by the FDA for distribution in the U.S. are subject to FDA export requirements. Under these requirements, the Company must assure that the product is not in conflict with the laws of the country for which it is intended for export, in addition to complying with the other requirements of
Section 801(e) of the United States Food, Drug and Cosmetic Act.

         Specific requirements demanded of a laboratory depend upon the complexity of the test performed. Clinical Laboratory Improvement Act of 1988 ("CLIA") regulations establish three categories of laboratory tests, for which regulatory requirements become increasingly stringent as the complexity of the test rises: (1) tests that require little or no operator skill which allows for a waiver of the regulations; (2) tests of moderate complexity; and (3) highly complex tests which require significant operator skill or training. All laboratories performing tests of moderate or high complexity must obtain either a registration certificate or a certificate of accreditation from Health Care Financing Administration ("HCFA") or an organization to whom HCFA has delegated such authority. HCFA has allowed electronic controls for some POC instruments to serve the function of daily quality control performance to allow non-laboratory personnel to run such POC systems. The tests to be performed by the Company's system are initially expected to fall within the moderate complexity class as defined by current CLIA regulations, as all analogous POC instruments that are presently on the market are classified in this manner. In practical terms, performing a test of moderate complexity means that the individual supervising the test, i.e. the physician, pathologist or laboratory director, must be well educated and well trained, whereas the individual who operates the machine requires no formal laboratory education and only task-specific training. The Company may, but has not yet, applied for the waiver.

         The Company has received FDA approval for its myoglobin test for use in the clinical environment and has submitted its cardiac test for CK-MB to the FDA. Each test for the DBx system must obtain FDA approval. The Company must also submit its DBx system to the FDA for approval. The system will be provided to the FDA for such approval after its commercial development is completed.

Significant Agreements

         Ares-Serono License

         Quantech has acquired from Ares-Serono at a total cost of $3.4 million a worldwide exclusive license (the "License"), to certain patents, proprietary information and associated hardware (e.g. molds, test rigs, prototypes) related to the SPR technology. The Ares-Serono affiliated companies (the "Ares-Serono

Group"), based in Switzerland, comprise a multinational organization engaged in the development and marketing of ethical pharmaceuticals, primarily in the field of human fertility, human growth, immunology and virology. The SPR diagnostic technology was developed by a research and development partnership (the "R&D Partnership"), the General Partner of which was a company belonging to the Ares-Serono Group.

         The License calls for an ongoing royalty of 6 percent on all products utilizing the SPR technology which are sold by the Company. If the Company sublicenses the technology, the Company will pay a royalty of 15 percent of all revenues received by the Company under any sublicense. Quantech has paid $1,150,000 in minimum royalties to date and must make an additional payment of $150,000 on December 31, 1999. If such payment is not made, Ares-Serono has the right to cause a reversion to it of a royalty-free license, thereby depriving the Company of its exclusive rights under the License. The obligations of Quantech to pay royalties terminate when the total royalty payments reach a gross amount of $18 million. After such date, Quantech's rights in the licensed SPR technology continue in perpetuity with no further obligations to Ares-Serono.

         Ares-Serono specifically reserved, and did not license to Quantech, any rights with or otherwise integrated with certain fluorescence capillary fill device technology (the "FCFD Technology"). The Company believes that such limitation does not materially impact the value of the License given Quantech's current plan of commercialization. In addition, the License is subject to the contingent right of PA Technology, a U.K. corporation, to request a grant of a non-exclusive royalty-free license to exploit certain rights in the SPR technology for applications outside the field of the commercial interests of Quantech.

         The Perkin-Elmer Corporation

         Quantech and The Perkin-Elmer Corporation ("Perkin-Elmer"), a leading supplier of life science systems and analytical instruments, are parties to a technology and development agreement. Such agreement provides Perkin-Elmer with exclusive licenses to certain Quantech technology for use outside of medical diagnostics and co-exclusive rights to nucleic acid medical diagnostics. Perkin-Elmer, pursuant to the agreement, provides technical assistance related to Quantech's medical diagnostic system and future royalty payments if Perkin-Elmer sells products using Quantech's technology.

         The technical assistance provided by Perkin-Elmer covers many areas including math, software, system hardware, optics, chemistry, optical molding, microfluidics, mechanical engineering, environmental and regulatory performance and value engineering. Four phases of assistance have been established with a reduction in Perkin-Elmer's royalty each time a phase is completed. Phase I and II have been completed setting the royalty at 8% of gross sales of Perkin-Elmer products which include Quantech technology. If all phases are met, the royalty will be set at 6% of gross sales. Minimum royalties of $500,000 per year begin in December of 2000 and expire in conjunction with the related patents, provided, however, that if Perkin-Elmer does not proceed to commercialize the licensed SPR technology prior to such date all rights revert back to Quantech.

         Quantech granted to Perkin-Elmer in December 1997 a warrant to purchase
1.4 million shares of Quantech Common Stock. The warrant expires in December 2002 and is immediately exercisable. The exercise price of the warrant is 95% of the average market price of Quantech's Common Stock for the 25 days prior to the date Perkin-Elmer provides notice to Quantech of its intent to exercise the warrant.

         Quantech, pursuant to an exclusive license agreement with Perkin-Elmer, has licensed Perkin-Elmer technology that provides a large density, high throughput diagnostic testing capacity for Quantech's SPR technology in medical diagnostics other than nucleic acid testing. Through the optical and chemistry deposition advancements made by Perkin-Elmer, they are able to read up to 100 test areas on a single 1 cm by 1 cm SPR disposable and plan to expand this capacity. Quantech believes such two dimensional (2D) array capability, as now used in genomic screening research, should allow Quantech to expand its digital SPR technology upstream from the critical care area to the central lab and provide further vertical expansion to ICU/CCU, surgical suite, doctor office and home testing. Future generations of Quantech's current DBx system are also expected to benefit from the Perkin-Elmer technology by reducing the number of unique disposables needed to perform the same number of tests which reduces inventory requirements and manufacturing costs.

         The royalty to be paid by Quantech will be 8% of gross sales of Quantech products which include the Perkin-Elmer technology. Minimum royalties to Perkin-Elmer of $500,000 per year begin in December of 2000, provided, however, that if Quantech does not proceed to commercialize the SPR technology licensed from Perkin-Elmer prior to such date, all rights revert back to Perkin-Elmer. The Perkin-Elmer technology will not be initially incorporated into the DBx system.

Patents and Proprietary Rights

         The License covers a total of eight patents. Some of these patents relate to the optics, mirrors, light refraction and calibration of the SPR instrument. The remaining patents are on the grating, optics enhancement of the disposals, sensitivity of the chemistry on the disposable, attachment of the assay reagents to the disposal grating and features of the prototype instrument. The chart below provides a listing of the patents and their status.


PATENT NAME                DESCRIPTION                           U.S. GRANT     COUNTRIES GRANTED
                                                                 DATE
-------------------------- ------------------------------------- -------------- ----------------------------------------------
Merlin I                   Main patent for grating coupled       06/05/90       AT,  AU,  BE, CA, CH, DE, EP, FR, GB, IT, JP,
                           SPR. Used in DBx System                              LU, NL, NO, SE, WO

Merlin II                  Main patent for grating coupled       21/11/89       AT,  AU,  BE, CA, CH, DE, EP, FR, GB, IT, JP,
                           SPR. Used in DBx System                              LU, NL, NO, SE, WO

Cellulose Nitrate Films    Main patent for grating coupled       12/02/91       AT,  AU,  BE, CA, CH, DE, EP, ES, FR, GB, GR,
                           SPR. Used in DBx System                              IL, IT, JP, LU, NL, SE

Calibration Notches        Minor patent. Not used in DBx         09/05/89       AT,  AU,  BE, CA, CH, DE, EP, ES, FR, GB, GR,
                                                                                IL, IT, JP, LU, NL, SE

Enhanced SPR assay         Minor patent. Not used in DBx         Pending        AT,  AU,  BE, CA, CH, DE, EP, ES, FR, GB, GR,
                                                                                IL, IT, JP, LU, NL, SE

Sensor Using Photoresist   Minor patent. Not used in DBx         09/03/88       AT,  AU,  BE, CA, CH, DE, EP, FR, GB, IT, LU,
                                                                                NL, NO, SE, WO

Waveguide Sensor           Minor patent. Not used in DBx         Pending        AT,  AU,  BE, CA, CH, DE, EP, ES, FR, GB, IT,
                                                                                JP, LU, NL, NO, SE, WO

Restrahlen Effect Sensor   Minor patent. Not used in DBx         N/A            GB ONLY

         All developments by Quantech pursuant to the License, either proprietary or patentable in nature, are the property of Quantech. The Company has made a number of advances that may be patentable and is reviewing registration of additional patents.

Employees and Property

         The Company employs 16 people on a full and part-time basis and engages consultants and independent contractors to provide services related to the development of the DBx system and marketing. The Company expects to hire other personnel as necessary for chemistry development, quality control, sales and marketing, manufacturing and administration.

         The Company leases offices (comprised of approximately 6,800 sq. ft.) at 1419 Energy Park Drive, St. Paul, Minnesota at a base monthly rent of approximately $5,600 pursuant to a lease arrangement which expires February 2000 and will thereafter proceed on a month-to-month basis.

Legal Proceedings

         The Company is not a party to any litigation that would have a material adverse effect on its financial condition or results of operations.

                                   MANAGEMENT

Directors and Officers

         The directors and officers of the Company are as follows:

         Name                       Age     Position
         Robert Case.............    56     Chief Executive Officer and Director
         Gregory G. Freitag......    38     Chief Operating Officer, Chief
                                            Financial Officer and Secretary
         Thomas R. Witty, Ph.D...    52     Vice President of Research and
                                            Development
         Vincent A. Fischer......    60     Vice President of Manufacturing
         James F. Lyons..........    70     Chairman of the Board of Directors
         Richard W. Perkins......    69     Director
         Edward E. Strickland....    73     Director

         Robert Case has been Chief Executive Officer of the Company since June 1997 and a director of the Company since October 1996. He founded Case + Associates, Inc. in 1978 and has been its President since such time. Case + Associates is a leading consultant in the research, design, development, and engineering of medical products. Its consulting activities include work for major multi-national, as well as development stage medical companies, in the design of products from diagnostic instrumentation and implantable devices to surgical instruments. He has served as Chairman of the Industrial Designers Society of America, and was a member of its national Board of Directors. Mr. Case has also been a longtime member of the Biomedical Marketing Association. In addition, Mr. Case conducts both U.S. and European seminars in product definition and development for Frost & Sullivan, the Society of Plastics Engineers, the Society for the Advancement of Medical Packaging Institute, and Northwestern University. His educational background includes product design, engineering, and marketing at Syracuse University, the Illinois Institute of Technology, and DePaul University.

         Gregory G. Freitag has been Chief Operating Officer of the Company since June 1997 and Chief Financial Officer and Secretary of the Company since December 1995. From 1987 until joining the Company, Mr. Freitag was a lawyer with the Minneapolis, Minnesota law firm of Fredrikson & Byron, P.A. As a shareholder with Fredrikson & Byron he practiced in the corporate, securities and merger and acquisition areas of law. Mr. Freitag has his J.D. and CPA, has served on securities advisory committees to the Minnesota Commissioner of Commerce, was included in the Minnesota Business Guide to Law & Leading Attorneys, and received from City Business its "40 under 40" award recognizing Mr. Freitag as one of the Twin Cities' next generation of business and community leaders.

         Thomas R. Witty, Ph.D. was an Organizational and Program Management Consultant to Quantech Ltd. from August 1997 until October 1997 when he joined Quantech as Vice President of Research and Development. Dr. Witty has over 23 years of experience in the field of medical diagnostics. Dr. Witty has had senior program management responsibilities for clinical instrument systems while at Rohm and Haas, Becton Dickinson, Sanofi and ICN Pharmaceuticals. In addition, he was a key contributor to the development of a near patient diagnostic system at Biocircuits and was on the Board of Directors of SeaLite Sciences, a small biotechnology company. In these roles, Dr. Witty has led over 20 products to market through clinical trials and the FDA. Dr. Witty received his Doctor of Philosophy in Medicinal Chemistry from Purdue University and his Bachelor of Arts degree with honors in chemistry from Macalester College in St. Paul, Minnesota. Further academic training was completed under an NIH Fellowship at the University of Illinois in the U.S. Army Medical Service Corp. and as a Professor at Colorado State University.


         Vincent A. Fischer has been Vice President of Manufacturing of the Company since October 1996. Prior to joining Quantech, he was Manager of Instrument Systems for Boehringer Mannheim in Fremont, California. In that position, he had responsibility for the manufacture of Boehringer's coagulation and therapeutic drug instruments. Mr. Fischer has 28 years of experience in the medical device industry, starting his career in the field of electrical engineering. Mr. Fischer has an extensive background in positions ranging from manufacturing and quality control to regulatory affairs and product development. In addition to Boehringer Mannheim, he has gained his experience at such companies as Baxter Laboratories, Abbott Laboratories, G.D. Searle, United Medical Manufacturing and Amersham. Mr. Fischer received his BS degree in Electrical Engineering from the University of Marquette.

         James F. Lyons has been Chairman of the Board of the Company since June 1997 and a director of the Company since September 1995. From September 1993 through October 1994, when he retired, Mr. Lyons was Chief Executive Officer of Bio-Vascular, Inc., a cardiovascular medical products company. From 1978 through 1990, Mr. Lyons was President and Chief Executive Officer of BioMedicus, Inc., a cardiovascular medical products company. Mr. Lyons was also a director and Chairman of the Board from 1991 through 1996 of AVECOR Cardiovascular Inc., and was a director of ATS Medical, Inc., Bio-Vascular, Inc. and Spine-Tech, Inc.

         Richard W. Perkins has been a director of the Company since September 1995. Since 1985, Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., Wayzata, Minnesota. Prior thereto, he was a Senior Vice President of Piper Jaffray Inc., Minneapolis, Minnesota. He is also a director of Bio-Vascular, Inc., Eagle Pacific Industries, Inc., Children's Broadcasting Corporation, Peerless Industrial Group, Inc., Lifecore Biomedical, Inc., Nortech Systems, Inc., and CNS, Inc.

         Edward E. Strickland has been a director of the Company since September 1995. Mr. Strickland has been an independent financial consultant for more than seven years. From October 1990 to January 1991, he performed the duties of Chief Executive Officer while serving on the Executive Committee of the Board of Directors of Reuter, Inc., where he currently serves as the Chairman of the Board. Mr. Strickland also serves as a director of Bio-Vascular, Inc., Hector Communications Corp., Communication Systems, Inc., and AVECOR Cardiovascular Inc.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to, or earned by, the Chief Executive Officer of the Company and to all executive officers whose compensation exceeded $100,000 for fiscal 1998.

                                                                                            Long-Term
                                                                                           Compensation
                                                      Annual Compensation                      Awards
                                         ----------------------------------------------    ---------------
                                                                                                                  All Other
                                                                        Other Annual         Securities         Compensation
Name and                     Fiscal        Salary         Bonus         Compensation         Underlying
Principal Position            Year           ($)           ($)              ($)             Options (#)              ($)
-----------------------     ---------    ------------    ---------    -----------------    ---------------    ------------------
Robert Case,                1998             $0             0                0                102,500                 0
CEO                         1997             $0             0                0                 12,500                 0

Gregory G. Freitag,         1998         $125,000           0                0                115,000
COO, CFO                    1997         $125,000           0                0                   0                    0
                            1996         $ 72,917           0                0                 25,000                 0

Robert R. McKiel,           1998         $119,792           0              $5,200 (1)            0                    0
former Executive            1997         $125,000           0                0                   0                    0
VP of R & D                 1996         $117,500           0                0                   0                    0

------------------------

(1) Other Annual Compensation for Mr. McKiel consisted of amounts paid for consulting services pursuant to an arrangement in connection with his resignation from the Company.

         Option/SAR Grants During 1998 Fiscal Year. The following table provides information related to options granted to the named executive officers during fiscal 1998. The Company has not granted any stock appreciation rights.

                                                         Individual Grants

                                  Number of          Percent of Total
                                 Securities
                                 Underlying            Options/SARs
                                Options/SARs            Granted to            Exercise or
                                   Granted             Employees in            Base Price              Expiration
Name                                 (#)                Fiscal Year            ($/Share)                  Date
---------------------------- --------------------    ------------------    -------------------    ----------------------
Robert Case                        2,500 (1)                0.6%                 $3.00                April 3, 2003
Robert Case                      100,000 (2)               25.3%                 $3.00                July 14, 2002
Gregory G. Freitag                90,000 (2)               22.7%                 $3.00                July 14, 2002
Gregory G. Freitag                25,000 (2)                6.3%                 $3.00              December 1, 2000
Robert R. McKiel                      0                     N/A                   N/A                      N/A

------------------------

(1) Such option is a nonqualified stock option with 1,667 shares immediately exercisable and 833 shares exercisable on April 3, 1999.

(2) Such option is an incentive stock option and is immediately exercisable.

         Option Exercises and Value of Options at End of Fiscal 1998. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the year-end value of unexercised options.


                                                             Number of Unexercised
                            Shares                           Securities Underlying                      Value of Unexercised
                           Acquired                             Options at End                          In-the-Money Options
                              on            Value             of Fiscal 1998 (1)                    at End of Fiscal 1998 (1)(2)
                                                          ----------------------------          -----------------------------------
 Name                      Exercise        Realized        Exercisable      Unexercisable         Exercisable        Unexercisable
----------------------    ------------    -----------     --------------    -----------------    ---------------    ---------------
Robert Case                    0             N/A             114,167              883               $25,417               $208
Gregory G. Freitag             0             N/A             115,000               0                $28,750                $0
Robert R. McKiel               0             N/A              41,542               0                   $0                  $0

------------------------

(1) The shares represented for Mr. McKiel were granted as warrants to purchase Common Stock and not options. As such, these shares are not included in the Company's Nonqualified Stock Option Plan described below.

(2) Value based on market value of the Company's Common Stock on June 30, 1998 ($3.25 per share closing price) less the exercise price.

         Election of Officers and Directors; Committees of the Board of Directors. Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors. The Company's Board of Directors is divided into three classes with each class being elected for a term of three years after their initial term is completed. The Company's directors hold office until their term has expired and their successors have been elected and qualified.

         The Company's Board of Directors has established two committees. The Audit Committee has the responsibility of selecting Quantech's independent auditors and communicating with such auditors on matters of auditing and accounting. The Audit Committee is comprised of directors Perkins, Lyons and Strickland with Mr. Strickland as Chairman. The Compensation Committee has the responsibility of reviewing on an annual basis all officer compensation and administering any employee options and plans related thereto. The Compensation Committee is also comprised of directors Perkins, Lyons and Strickland with Mr. Lyons as Chairman.

         Employment Agreements. Each of Messrs. Case and Freitag have employment contracts. Both contracts allow for termination at-will by the Company. Mr. Case under his contract is entitled to a lump-sum payment of $150,000 if his employment is terminated as a result of a sale of substantially all of the assets of the Company or a change in the control of more than 50% of the Company's Capital Stock pursuant to a single transaction or a series of transactions by the same acquiring party. In the event Mr. Freitag is terminated by the Company for any reason other than for "cause" he is entitled to six months base salary and bonus.

         Certain Transactions. In March 1998, the Company issued warrants to purchase 60,000 and 15,000 shares of its Common Stock to James F. Lyons and Edward E. Strickland, respectively, directors of the Company, as compensation for the guarantee of a $500,000 bank loan to the Company. The warrants have an exercise price of $0.75. The amount under such loan was increased by $250,000 in August and such directors received additional options in September to purchase an aggregate of 75,000 shares of Common Stock at $1.13 per share for their extension of the guarantee to this amount. In April 1998, the Company issued a warrant to purchase 2,500 shares of its Common Stock to Gregory G. Freitag, the

Company's COO and CFO, as compensation for providing short term loans to the Company on several occasions during 1997 and 1998. The warrant has an exercise price of $1.49.

         Stock Options. In April 1998, the Company's Board of Directors adopted the 1998 Stock Option Plan (the "Plan") and reserved 2,000,000 shares for issuance thereunder. If any options granted under the 1998 plan expire or are terminated prior to being exercised in full, then the unexercised portion of such options will once again be available for additional option grants. Options to purchase 980,800 shares of Common Stock have been issued pursuant to the Plan.

         The purpose of the Plan is to promote the success of the Company and its subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company will depend to a large degree.

         Under the 1998 Stock Plan, all employees, officers and directors (including Non-Employee Directors) of the Company or a subsidiary, and consultants and advisors who perform bona fide services for the Company or a subsidiary, provided such services are not in connection with the offer or sale of securities in a capital raising transaction, are eligible to receive stock options. It is the intention of the Company to grant options which qualify as incentive stock options ("ISOs") under section 422 of the Internal Revenue Code, as well as nonqualified stock options ("NSOs"). The 1998 Plan is administered by the Board of Directors or by a Committee appointed by the Board (referred to as the "Administrator") which selects the individuals to whom options will be granted, the number of shares subject to each option and the exercise price and terms and conditions of each option.

         The exercise price for ISOs cannot be less than 100% of the fair market value of the Common Stock per share on the date the option is granted, and, in the case of ISOs granted to holders of more than 10% of the voting power of the Company, not less than 110% of such fair market value. The term of an option cannot exceed 10 years, and the term of an ISO granted to a holder of more than 10% of the voting power of the Company cannot exceed five years. The exercise price for NSOs is generally 100% of the fair market value of the Common Stock per share on the date the option is granted unless otherwise determined by the Administrator, provided that the exercise price is not less than 85% of the fair market value of the Common Stock per share on the date granted.

         Non-Employee Directors of the Company are granted upon election an option to purchase 10,000 shares of Common Stock at a price per share equal to 100% of the fair market value of the Common Stock on such date. One-third of such options are exercisable immediately, with one-third becoming exercisable on each of the second and third anniversaries of the date of grant. After each shareholders meeting, if the director is re-elected or his term of office continues after such shareholders meeting, each Non-Employee Director is granted an option to purchase 2,500 shares of the Common Stock at an exercise price per share equal to 100% of the fair market value of the Common Stock on such date. These options are immediately exercisable.

         On September 3, 1996, the Company's Board of Directors adopted the Quantech Ltd. Nonqualified Stock Option Plan (the "Plan"). The Plan provides for the granting of nonqualified options to purchase Common Stock of the Company to employees, directors and members of the Company's Scientific Advisory Board. A total of 465,750 shares of the Company's Common Stock have been reserved for issuance upon exercise of options granted under the Plan. Outstanding options for the purchase of up to 465,750 shares of Company Common Stock have been granted under the Plan of which 427,418 have vested. The Company's Compensation Committee has complete discretion to determine the persons to whom options are granted under the Plan and to set the terms of such options including, but not limited to, terms relating to price (which generally will be the fair market value of the Company's Common Stock on the date of grant), duration, vesting, termination and the number of shares subject to such option. The Plan will continue for an indefinite period until terminated by the Board of Directors or Compensation Committee. No additional options will be granted under this plan.


                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table provides information as of December 31, 1998 concerning the beneficial ownership of Quantech's Common Stock by (i) each director, (ii) each Named Executive Officer, (iii) each shareholder known by Quantech to be the beneficial owner of more than 5% of its outstanding Common Stock (iv) the directors and officers as a group and (v) each Selling Shareholder. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of Common Stock owned by them.

                                                                                     Shares     Shares Owned      % Owned
                                                        Warrant      Conversion     Offered         After          After
               Name/Group                  Shares       Shares       Shares (1)      Hereby     Offering (1)   Offering (1)
-----------------------------------------------------------------------------------------------------------------------------

Ted Adams                                                  500                         500              --       *

American Holographic                      12,000                                    12,000              --       *

Roy Anderson III                          10,000         2,500                       2,500          10,000       *

Roy Anderson, Jr.                         10,000         2,500                       2,500          10,000       *

Gregory & Ann Anklam                       2,000           500                         500           2,000       *

David & Meleah Arnold                     15,000        15,088         67,260       82,348          15,000       *

Mark Ashton                                  750        11,305         79,748       24,386          67,417     2.4%

John G. Ballenger                         10,000         2,500                       2,500          10,000       *

Bank Heusser & Co. Ltd.                                  5,000                       5,000              --       *

David Barash                               1,078         1,078                       2,156              --       *

Richard T. Bennett                                       6,103         44,676       17,446          33,333     1.2%

Les Biller                                               6,036                       6,036              --       *

Nicholas Bluhm                                           5,750                       5,750              --       *

Bob, Inc.                                               12,805         93,824       39,962          66,667     2.4%

Donald Brattain                                          2,500        133,332      135,832              --       *

                                                                                     Shares     Shares Owned      % Owned
                                                        Warrant      Conversion     Offered         After          After
               Name/Group                  Shares       Shares       Shares (1)      Hereby     Offering (1)   Offering (1)
-----------------------------------------------------------------------------------------------------------------------------


Paul R. Braun                                            2,787         21,424       24,211              --       *

Courtney Brown                            10,533         2,523         14,276       16,799          10,533       *

Timothy Burton                                           3,542         25,936       29,478              --       *

Anthony Carideo                            1,000           500                         500           1,000       *

Robert Case (2)(10)                      314,167         6,314         48,952       21,933         347,500     11.2%

Joseph Catarious                                         2,500                       2,500              --       *

Lee Chapman                                5,500         1,250                       1,250           5,500       *

Lee Chapman Profit Plan                                                19,868       19,868              --       *

Christianson Investments Co. Ltd.         25,000         5,000                       5,000          25,000       *

Ann M. Christianson                        2,402           599                         599           2,402       *

Lynn A. Christianson                       2,402           599                         599           2,402       *

Warren G. Christianson                    31,511         3,895                       3,895          31,511     1.2%

Warren T. A. Christianson                  2,402           599                         599           2,402       *

Kenneth E. Dawkins Rev. Trust                                          66,668       66,668              --       *

David Dent                                              10,118         71,372       81,490              --       *

Brad deWerd                                                100                         100              --       *

Robert W. and Rita M. deWerd               1,000           250                         250           1,000       *

Tom and Kathy deWerd                       1,000           250                         250           1,000       *

Glenn Diamond                              2,045                                     2,045              --       *

John & Emily Dirksen                                     1,000                       1,000              --       *

DRAFTCO                                                  2,500                       2,500              --       *

Thomas Dunleavy                                                        33,332       33,332              --       *

Herbert Dubuisson                                                      13,336       13,336              --       *

Neil Durhman                                            10,000                      10,000              --       *

Frazier Eales                                                          28,000       28,000              --       *

Mike Edwards                              20,545                                    20,545              --       *

                                                                                     Shares     Shares Owned      % Owned
                                                        Warrant      Conversion     Offered         After          After
               Name/Group                  Shares       Shares       Shares (1)      Hereby     Offering (1)   Offering (1)
-----------------------------------------------------------------------------------------------------------------------------


Paul Ehlen                                               2,511         15,952        5,130          13,333       *

Stan & Carol Eilers                                     22,618         99,136      121,754              --       *

Engelkes-Abels Funeral Home Inc.           4,000         1,000                       1,000           4,000       *

Weems Estelle                                           22,500                      22,500              --       *

Richard Evans                                              500                         500              --       *

Kelly M. Farrell                                                       25,200       25,200              --       *

Lee Felicetta                                              500                         500              --       *

John E. Feltl                                              200                         200              --       *

Richard Fentin                                                        133,332      133,332              --       *

Carol M. Freeman                           2,402           599                         599           2,402       *

Gregory G. Freitag (3)(10)               307,775         9,761         15,952       12,380         321,108     10.5%

Jim Gahlon                                10,063         1,169          8,248        2,262          17,218       *

R.W. Gaines, Jr., M.D. (4)                 5,000         6,783         47,852       14,635          45,000     1.6%

Robert D. Gearou                           7,500         3,125                       3,125           7,500       *

Thomas Gearou                             12,050         2,500                       2,500          12,050       *

Robert Gjerde                                           10,133         71,480       81,613              --       *

Ronald L. Glassman                                       6,103         44,672       17,442          33,333     1.2%

Glymar Inc.                                                500                         500              --       *

David Goldsteen (5)                      170,504        51,038        359,088      466,028         114,602     3.7%

Mark W. Goldsteen                         20,000        12,800         72,152       84,952          20,000       *

Sima Griffith                                           15,707                      15,707              --       *

Donald F Hagen Revocable Trust                           6,071         42,824       48,895              --       *

Thomas Harkness                            5,000         2,500                       2,500           5,000       *

Bill Hay                                   4,000           750                         750           4,000       *

Timothy Heaney                                           1,000          6,924        7,924              --       *

Julie A Higgins                            2,402           599                         599           2,402       *

                                                                                     Shares     Shares Owned      % Owned
                                                        Warrant      Conversion     Offered         After          After
               Name/Group                  Shares       Shares       Shares (1)      Hereby     Offering (1)   Offering (1)
-----------------------------------------------------------------------------------------------------------------------------


HK Financial Corp                         71,033        16,305         79,748       29,386         137,700     4.9%

Bruce Hubbard                                              400                         400              --       *

Richard G. Hubers                                                      56,000       56,000              --       *

Industricorp & Co.                         5,000         2,220                       2,220           5,000       *

Intermed Anstalt                          13,750         2,500                       2,500          13,750       *

Roland Isaacson                                          9,414         60,172       32,333          37,253     1.3%

Jon & Susan Iverson                                     10,579         84,956       95,535              --       *

Stanley Johnson                           12,500        16,510         93,380       43,223          79,167     2.8%

Theodore Johnson                           5,000         1,250                       1,250           5,000       *

Wesley Johnson                             3,250           500                         500           3,250       *

Jeanne M. Jungbauer                                      6,852         50,156       57,008              --       *

E. Elmer & E. Joyce Jutila                 2,000           500                         500           2,000       *

John Jutila                                                500                         500              --       *

Judith K. Kaufmann                                         750          6,960        7,710              --       *

Nasser J. Kazeminy                                                     33,332       33,332              --       *

Nasser J. Kazeminy 1992 GRAT                                           33,332       33,332              --       *

Yvonne P. Kazeminy 1992 GRAT                                           33,332       33,332              --       *

Bernard Kegan                              1,000           500                         500           1,000       *

Michael S. Kelly                                           200                         200              --       *

Kessler Ashler Group LTD.                               10,000                      10,000              --       *

Kurt King DDS, IRA                                       1,250                       1,250              --       *

Steven King                                5,000         1,250                       1,250           5,000       *

John G. Kinnard & Company, Inc.                        469,054        159,492      495,213         133,333     4.0%

Peter & Shelagh Klein                                    3,035         21,412       24,447              --       *

Steven H. Kopesky                                       16,597        120,568       43,832          93,333     3.3%

Brandon Koress                             3,699         1,250                       1,250           3,699       *

                                                                                     Shares     Shares Owned      % Owned
                                                        Warrant      Conversion     Offered         After          After
               Name/Group                  Shares       Shares       Shares (1)      Hereby     Offering (1)   Offering (1)
-----------------------------------------------------------------------------------------------------------------------------


Mitchell Krieger                           5,000        14,613         93,332       38,612          74,333     2.6%

David & Kathryn Kruskopf                   2,000           500                         500           2,000       *

Martin Lackner                                           3,500         20,808       24,308              --       *

Lakewood Ortho Clinic-Mark Mills           2,000           500                         500           2,000       *

Dennis LaValle                            24,668        71,561        466,488      204,716         358,001     11.0%

Bruce A. Lawin                                           6,783         47,852       14,635          40,000     1.4%

Phillip Levin                                                          13,336       13,336              --       *

Clifford S. Lozinski                       2,850         7,662         50,508       58,170           2,850       *

Roger Lucas                                5,000         1,250                       1,250           5,000       *

Wayne Lund                                22,000         7,500                       7,500          22,000       *

James F. Lyons (6)(10)                    90,000        97,688        562,720      406,753         343,655     9.9%

Mark Lyons                                               5,353         37,760        9,780          33,333     1.2%

Joan C. Maclin                                           1,055          7,444        8,499              --       *

Plato Marroulis                                          1,250                       1,250              --       *

Jerry E. Mathwig                                                       66,668       66,668              --       *

Victor Mavar                               5,000         1,250                       1,250           5,000       *

Andrea McAllister                          6,383           625                         625           6,383       *

Timothy McDonald                                           525                         525              --       *

Robert & Teresa McDonnell                               10,118         69,336       79,454              --       *

Sally McGuire                                                          33,332       33,332              --       *

Bob McKiel                                              41,542                      41,542              --       *

Lawrence Meacham                                         5,794         42,620       48,414              --       *

David Metz                                                 625                         625              --       *

Millennium Medical Systems LLC                       1,800,000                   1,800,000              --       *

Jonathan E. Miller                                       1,166          8,580        9,746              --       *

Steven E. Miller                                         3,847         27,316       31,163              --       *

                                                                                     Shares     Shares Owned      % Owned
                                                        Warrant      Conversion     Offered         After          After
               Name/Group                  Shares       Shares       Shares (1)      Hereby     Offering (1)   Offering (1)
-----------------------------------------------------------------------------------------------------------------------------


Minn Shares, Inc.                                        2,533         17,868       20,401              --       *

David Mitchell and Connie Foote                         10,185         71,844       82,029              --       *

James Murphy                               4,000         1,000                       1,000           4,000       *

Nathan Newman                                              100                         100              --       *

Andy O'Connell                                                         20,000       20,000              --       *

H. Vince O'Connell                                      21,965        143,480      165,445              --       *

William F. Ogden Jr.                                                   33,332       33,332              --       *

Steve O'Hara                                               500                         500              --       *

Okabena Partnership K                     75,000        59,922        399,484      534,406              --       *

John W. Owensby                                          3,000                       3,000              --       *

John & Delores Ownesby TTEES                             1,500                       1,500              --       *

John Pagnucco                                           15,706                      15,706              --       *

Deming L. Payne                                         11,283         47,852       19,135          40,000     1.4%

Richard W. Perkins (7)(10)                50,000         2,500                       2,500          50,000     1.8%

Thomas Pierce                                              500                         500              --       *

William W. and Judith S. Prain             5,000         1,250                       1,250           5,000       *

Charles Pulley                            17,100         9,772         45,680       28,785          43,767     1.6%

Joseph D. Pupel                                          1,125         10,000       11,125              --       *

Mary J. Rasley                             2,402           599                         599           2,402       *

Willard Rehbein                           20,000         5,000                       5,000          20,000       *

Willard C. & Kathy A. Rehbein                            2,500                       2,500              --       *

Richardson Grating                         8,000                                     8,000              --       *

Richfield Bank & Trust/Wiggins             2,000           500                         500           2,000       *

River Edge Partners Inc.                  10,000         2,500         66,668       69,168          10,000       *

Richard S. Rog                                           7,197         86,032       53,229          40,000     1.4%

Richard S. & Sylvia C. Rog                               7,656         56,056       23,712          40,000     1.4%

                                                                                     Shares     Shares Owned      % Owned
                                                        Warrant      Conversion     Offered         After          After
               Name/Group                  Shares       Shares       Shares (1)      Hereby     Offering (1)   Offering (1)
-----------------------------------------------------------------------------------------------------------------------------


Albert Rubenstein                          5,000                                     5,000              --       *

Robert & Lois Schmiege                     5,000         1,875                       1,875           5,000       *

Thomas Schrade                                                         14,000       14,000              --       *

John & Gloria Schweich                     2,500           625                         625           2,500       *

Allan Sekhavat                                           2,500                       2,500              --       *

Sekhavat, Ltd.                            28,000         7,000                       7,000          28,000     1.0%

Gerald Shaughnessy                                      17,206         14,108       31,314              --       *

R.H. Joseph Shaw                                        47,500                      47,500              --       *

Franciska Shuler                                         1,042          7,352        8,394              --       *

Patrick Sidders                                             50                          50              --       *

Patrick & Barbra Sidders                   3,106           250                         250           3,106       *

Six C's Investment Group                   5,000         2,500                       2,500           5,000       *

Al Steffes                                 5,000         1,250                       1,250           5,000       *

Meindret M. & Bobbi Stek                                               32,000       32,000              --       *

Michael Stone                                               50                          50              --       *

Edward E. Strickland (8)(10)              82,500        35,935        334,980      270,915         182,500     5.8%

Strickland Family Limited Partnership      5,000         6,380        118,648       91,695          38,333     1.3%

Scott Strickland                                         7,371         63,756       57,794          13,333       *

William R. & Catherine A. Swanson                        3,841         28,156       11,997          20,000       *

Douglas V. Swanson                                       2,319         16,048       18,367              --       *

James Swenson                              8,855         2,505          8,800       11,305           8,855       *

William J. Szlaius                                         750          6,980        7,730              --       *

Scott Taylor                                               750          6,968        7,718              --       *

David & Susan Thymian                                   11,058         76,064       47,122          40,000     1.4%

David Thymian                                            1,250                       1,250              --       *

Larry & Gayla Torguson                     2,000           500                         500           2,000       *

                                                                                     Shares     Shares Owned      % Owned
                                                        Warrant      Conversion     Offered         After          After
               Name/Group                  Shares       Shares       Shares (1)      Hereby     Offering (1)   Offering (1)
-----------------------------------------------------------------------------------------------------------------------------


Marlin Torguson                           34,750        16,000        687,436      703,436          34,750     1.0%

Allen J. Tower                                           6,783         47,852       14,635          40,000     1.4%

Ben Trainer                               12,750         3,750                       3,750          12,750       *

Charles Underbrink                        16,250         6,250                       6,250          16,250       *

Frank Vargas                                               693                         693              --       *

Thomas M. Vertin                                         5,200         36,684       11,217          30,667     1.1%

George Vitalis                                          17,500                      17,500              --       *

Randall S.& Nancy B. Vollertsen                          4,033         28,448        8,281          24,200       *

Joel Walters                                                           14,000       14,000              --       *

Chris Warren                                             5,000                       5,000              --       *

Larry Weaver                                            12,500                      12,500              --       *

James Weinzetl                                           3,747         61,088       64,835              --       *

Were Living Trust                                                      13,336       13,336              --       *

John A. White                                           10,118         71,372       81,490              --       *

Jeff Zalasky                              22,159         7,946         57,148       39,874          47,379     1.7%

Alvin Zelickson                            2,500           625                         625           2,500       *

Richard D. & Deborak K. Zimmerman                       16,958                      16,958              --       *

All directors and executive officers as  844,442       152,198        962,604      714,481       1,244,763     26.8%
a Group (5 persons) (9)(10)


*     Less than 1.0%
(1) Under the rules of the Securities and Exchange Commission, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days of December 31, 1998. Pursuant to such rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of class owned by such individual and when determining the percent owned by any group in which the individual is included.
(2)   Includes 314,167 shares issuable upon exercise of options.
(3)   Includes 307,500 shares issuable upon exercise of options.
(4) Does not includes 1,800,000 shares issuable upon exercise of warrants held by Millenium Medical Systems, LLC ("Millenium") reflected below. Dr. Gaines, as the sole member of Millenium, has sole voting power and investment power over such shares. Dr. Gaines' address is 640 N. LaSalle Street, Chicago, Illinois 60610.
(5)   Dr. Goldsteen's address is 2332 IDS Center, Minneapolis, Minnesota 55402.

(6)   Includes 75,000 shares issuable upon exercise of options.
(7)   Includes 35,000 shares issuable upon exercise of options.
(8) Includes 72,500 shares issuable upon exercise of options, but excludes 5,000 shares held by the Strickland Family Limited Partnership.
(9) Includes 801,667 shares issuable upon exercise of options, but excludes 5,000 shares held by the Strickland Family Limited Partnership.
(10) The address of each executive officer and director of the Company is 1419 Energy Park Drive, St. Paul, Minnesota 55108.

                            DESCRIPTION OF SECURITIES

General


         The Company's Articles of Incorporation authorize the issuance of up to 75,000,000 shares, 50,000,000 shares consisting of Common Stock, no par value per share, 12,500,000 undesignated shares and 2,500,000 shares of Series A Convertible Preferred Stock. None of the holders of any class or series of the Company's capital stock have preemptive rights or a right to cumulative voting.

Common Stock

         As of the date of this Prospectus, there were 2,723,082 shares of the Company's Common Stock issued and outstanding. The Board of Directors may issue additional shares of Common Stock without the consent of the holders of Common Stock.

         Voting Rights. Each outstanding share of Common Stock is entitled to one vote except as may be otherwise required under the terms of the MBCA. The holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of the Company to be elected, if they so choose.

         No Preemptive Rights. Holders of Common Stock are not entitled to any preemptive rights.

         Dividends and Distributions. Holders of Common Stock are entitled to receive such dividends as may be declared by the directors out of funds legally available therefor and to share pro rata in any distributions to holders of Common Stock upon liquidation or otherwise. However, the Company has not paid cash dividends on its Common Stock, and does not expect to pay such dividends in the foreseeable future.

Series A Convertible Preferred Stock

         The following description of the Series A Convertible Preferred Stock is subject to the detailed provisions contained in the Company's Articles of Incorporation and the Company's Statement of Designation which are available for inspection upon request.

         Voting Rights. Each share of Series A Convertible Preferred Stock entitles its holder to one vote for each share of Common Stock into which such share may be converted. Holders of Common Stock and Series A Convertible Preferred Stock vote as a single class on all matters submitted to the Company's shareholders, except where the Minnesota Business Corporation Act requires separate class voting, such as with respect to voting on a merger, exchange, liquidation or amendment to the Company's Articles of Incorporation which may adversely affect holders of the Company's securities.

         Furthermore, without the affirmative vote of the holders of at least a majority of the shares of Series A Convertible Preferred Stock then outstanding, the Company may not: (i) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock; (ii) increase the authorized number of shares of Series A Convertible Preferred Stock; (iii) issue any shares of capital stock with any preference over Series A Convertible Preferred Stock as to dividends or as to distributions in the event of the liquidation, dissolution or winding up of the Company, provided that such prohibition shall not prevent the Company from issuing any shares which may receive distributions in such events on a pari passu basis prorated, in the event assets are insufficient to pay the original purchase price of all such securities, to the original purchase price of each; or (iv) declare a dividend on the Common Stock.

         Dividends. Holders of Series A Convertible Preferred Stock are not entitled to any special dividends. Any dividends paid by the Company, which dividends are not anticipated, will be paid equally among holders of Common Stock and Series A Convertible Preferred Stock.

         Liquidation Preference. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, assets or surplus funds of the Company shall be distributed first to the holders of Series A Convertible Preferred Stock in an amount equal to $3.00 per share, as adjusted, next, pro rata to the holders of Common Stock in an amount equal to the per share initial amount of paid-in capital represented by such Common Stock, and the remainder pro rata, according to shares owned, among the holders of Series A Convertible Preferred Stock and Common Stock treating the Series A Convertible Preferred Stock for these purposes on an as-if-converted basis.

         Conversion of Shares. Each share of Series A Convertible Preferred Stock is convertible, at the option of each holder, at any time into four (4) shares of the Company's Common Stock, subject to proportional adjustment in the event of the Company's payment of a stock dividend, stock split of its outstanding shares of Common Stock, a combination of its outstanding shares of Common Stock into a smaller number of shares, a capital reorganization or merger. There are 1,702,319 shares of Series A Convertible Preferred Stock Outstanding. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon conversion of the Shares, which number of reserved shares will be adjusted in the event of certain actions by the Company so as to maintain a level of shares of Common Stock necessary to provide for the conversion of all of the Shares.

         Concurrently with the occurrence of the closing of an offering of Company securities for aggregate gross proceeds of at least $5,000,000 or the date of conversion of more than 50% of the outstanding Shares, each outstanding share of Series A Convertible Preferred Stock shall automatically convert into Common Stock. In addition, in the event that the Company sells Common Stock, or securities convertible into Common Stock with a conversion price, less than $0.75 per share, then the number of shares of Common Stock into which the Shares may be converted will be adjusted to a number equal to the Shares per share liquidation preference divided by such sale or conversion price.

Undesignated Shares

         The Board of Directors of the Company is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include, but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series, which rights and preferences may adversely affect the rights of holders of Common Stock. None of the undesignated shares have been designated by the Company's Board.

Warrants

         The Company currently has outstanding warrants to purchase 4,805,981 shares of Common Stock at exercise prices from $.75 to $14.40 per share. The shares issuable upon exercise of these warrants are part of the shares offered by this Prospectus.

Transfer Agent

         StockTrans, Inc., 7 East Lancaster Ave., Ardmore, PA 19003 (800) 733-1121, is the transfer agent for the Common Stock.

Minnesota Business Corporation Act

         Certain provisions of Minnesota law described below could have an anti-takeover effect. These provisions are intended to provide management flexibility and to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board and to discourage an unsolicited takeover of the Company, if the Board determines that such a takeover is not in the best interests of the Company and its stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company which could deprive the Company's stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

         Section 302A.671 of the Minnesota Statutes applies, with certain exceptions, to any acquisition of voting stock of the Company (from a person other than the Company, and other than in connection with certain mergers and exchanges to which the Company is a party) resulting in the beneficial ownership of 20 percent or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by a majority vote of the stockholders of the Company prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to give a timely information statement to the Company or the date the stockholders voted not to grant voting rights to the acquiring person's shares.

         Section 302A.673 of the Minnesota Statutes generally prohibits any business combination by the Company, or any subsidiary of the Company, with any stockholder which purchases 10 percent or more of the Company's voting shares (an "interested stockholder") within four years following such interested stockholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the Board of Directors of the Company serving before the interested stockholder's share acquisition date.

Certain Limited Liability and Indemnification Provisions

         The Company's Restated Articles of Incorporation, as amended, limit the personal liability of its directors. Specifically, directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except to the extent that the elimination or limitation of liability is in contravention of the MBCA, as amended. This provision will generally not limit liability under state or federal securities law.

         Section 302A.521 of the MBCA provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Section 5.1 of the Company's Bylaws provides that each director, officer and employee of the Company shall be indemnified by the Company in accordance with, and to the fullest extent permissible by, applicable law. The Company maintains an insurance policy covering director and officer liability.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The Company is registering the shares on behalf of the Selling Shareholders. As used in this Prospectus, the term "Selling Shareholder" includes donees and pledgees selling shares received from a named Selling Shareholder after the date of this Prospectus. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Shareholders. Sales of shares may be effected by Selling Shareholders from time to time in one or more types of transactions (which may include block transactions), in the over-the-counter markets, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares or a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Shareholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Shareholders.

         The Selling Shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such brokers-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The Selling Shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Company has agreed to indemnify each Selling Shareholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

         Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. The Company has informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon the Company being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for Quantech by Fredrikson & Byron, P.A.

                                     EXPERTS

         The financial statements of Quantech as of June 30, 1997 and 1998 and for the years ended June 30, 1997 and 1998, included in this Prospectus and Registration Statement of which this Prospectus is a part, have been audited by McGladrey & Pullen, L.L.P., independent certified public accountants, as set forth in their report on such financial statements, and are included in this Prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         Quantech files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission
("Commission"). You may read and copy any reports, statements or other information on file at the Commission's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Commission.

         Quantech has filed a Registration Statement on Form SB-2 with the Commission. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any contract or other document of Quantech, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the Commission's public reference room at 450 N.W. Fifth Street, N.W., Washington, D.C., 20549 and at the Commission's regional offices at CitiCorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Quantech's Commission filings and the Registration Statement can also be reviewed by accessing the Commission's Internet web site at http://www.sec.gov.

                                  QUANTECH LTD.
                              FINANCIAL STATEMENTS
                                      INDEX


Independent auditor's report                                           F-2

Balance sheets as of June 30, 1997 and 1998, and
  September 30, 1998 (unaudited)                                   F3 - F4

Statements of operations  for the years ended June 30, 1997
  and 1998,  the three months ended September 30, 1997
  and 1998, and the period from September 30, 1991 (date
  of inception) to September 30, 1998 (unaudited)                       F5

Statements of stockholders' equity (deficit) for the period
  from September 30, 1991 (date of inception) to
  September 30, 1998 (unaudited)                                  F6 - F11


Statements  of cash flows for the years ended June 30, 1997
  and 1998,  the three months ended September 30, 1997
  and 1998, and the period from September 30, 1991 (date
  of inception) to September 30, 1998 (unaudited)                F12 - F14

Notes to financial statements                                    F15 - F26

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and the
    Board of Directors
Quantech Ltd.
St. Paul, Minnesota

We have audited the accompanying balance sheets of Quantech Ltd. (A Development Stage Company) as of June 30, 1997 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended June 30, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quantech Ltd. (A Development Stage Company) as of June 30, 1997 and 1998, and the results of its operations and its cash flows for the years ended June 30, 1997 and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company which has suffered significant losses from operations, requires additional financing, and ultimately needs to continue development of its product, generate revenues, and successfully attain profitable operations to realize the value of its license agreement and remain a going concern. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Minneapolis, Minnesota
August 3, 1998

QUANTECH LTD. (A Development Stage Company)

BALANCE SHEETS


                                                                June 30,           June 30,         September 30,
ASSETS (Note 3)                                                   1997               1998               1998
--------------------------------------------------------------------------------------------------------------------
                                                                                                    (Unaudited)
Current Assets
     Cash and cash equivalents                              $        718,893   $          46,135  $           1,236
     Debt issuance costs                                              78,699                   -                  -
     Prepaid expenses:
         Product development expense                                       -             115,000             86,250
         Other                                                        35,452              42,044             49,370
                                                            --------------------------------------------------------
                   Total current assets                              833,044             203,179            136,856
                                                            --------------------------------------------------------

Property and Equipment
     Equipment                                                       329,780             366,493            402,539
     Leasehold improvements                                           15,000              15,000             15,000
                                                            --------------------------------------------------------
                                                                     344,780             381,493            417,539

     Less accumulated depreciation                                   139,267             202,201            219,959
                                                            --------------------------------------------------------
                                                                     205,513             179,292            197,580
                                                            --------------------------------------------------------

Other Assets
     License agreement, at cost, less accumulated
         amortization (Note 4)                                     2,096,558           2,735,807          2,654,152
     Prepaid product development expense, less
         current portion                                                   -              57,500             57,500
     Patents                                                           8,895               9,029             13,045
     Organization expenses, net                                          113                   -                  -
                                                            --------------------------------------------------------
                                                                   2,105,566           2,802,336          2,724,697
                                                            --------------------------------------------------------
                                                            $      3,144,123   $       3,184,807  $       3,059,133
                                                            ========================================================

See Notes to Financial Statements.





LIABILITIES AND STOCKHOLDERS'                                     June 30,            June 30,        September 30,
     EQUITY (DEFICIT)                                               1997                1998              1998
--------------------------------------------------------------------------------------------------------------------
                                                                                                      (Unaudited)
Current Liabilities
     Short-term debt (Note 3)                               $      1,070,000   $       3,112,818  $       4,142,888
     Accounts payable                                                100,794              97,333            221,876
     Accrued expenses:
         Minimum royalty commitment (Note 4)                         112,500              75,000            112,500
         Spectrum Diagnostics, Inc. obligations (Note 8)              36,509              19,846             19,846
         Payroll and vacation                                         54,226             103,157            132,844
         Accrued severance                                            77,265                   -                  -
         Interest                                                     10,685              48,594            161,279
         Other                                                         4,019                   -                  -
                                                            --------------------------------------------------------
                   Total current liabilities                       1,465,998           3,456,748          4,791,233
                                                            --------------------------------------------------------

Commitments and Contingencies (Notes 4, 5, and 8)


Stockholders' Equity (Deficit) (Notes 2, 3, and 6)
     Common stock, no par value; authorized
       10,000,000 shares;  outstanding,  2,402,035,
       2,565,040,  and 2,599,952 shares at June 30,
       1997 and 1998, and September 30, 1998,
       respectively                                                  480,408          16,308,438         16,391,521
     Additional paid-in capital                                   15,606,017           1,476,669          1,476,745
     Deficit accumulated during the development stage            (14,408,300)        (18,057,048)       (19,600,366)
                                                            --------------------------------------------------------
                                                                   1,678,125            (271,941)        (1,732,100)
                                                            --------------------------------------------------------
                                                            $      3,144,123   $       3,184,807  $       3,059,133
                                                            ========================================================


QUANTECH LTD. (A Development Stage Company)

STATEMENTS OF OPERATIONS


                                                                                                                September 30,
                                                                                                                1991 (Date of
                                                                                      Three Months Ended        Inception) to
                                                      Years Ended June 30                September 30           September 30,
                                                 ------------------------------  ------------------------------
                                                     1997            1998                1997         1998           1998
-------------------------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)            (Unaudited)
Interest income                                  $      80,854   $      12,435   $       6,824   $         653  $      183,869
                                                 ------------------------------------------------------------------------------

Expenses:
    General and administrative                       1,799,117       1,221,196         222,857         306,828       9,468,612
    Research and development                         2,114,586       1,608,361         314,261         528,111       6,782,177
    Minimum royalty expense (Note 4)                    75,000         112,500          18,750          37,500       1,112,500
    Losses resulting from transactions with Spectrum
     Diagnostics, Inc. (Note 8)                              -               -               -               -         556,150
    Net exchange gain                                        -               -               -               -         (67,172)
    Interest                                            17,611         719,126          39,376         671,532       1,889,373
                                                 ------------------------------------------------------------------------------
                                                     4,006,314       3,661,183         595,244       1,543,971      19,741,640
                                                 ------------------------------------------------------------------------------

           Loss before income taxes                 (3,925,460)     (3,648,748)       (588,420)     (1,543,318)    (19,557,771)

Income taxes (Note 7)                                        -               -               -               -          42,595
                                                 ------------------------------------------------------------------------------
           Net loss                              $  (3,925,460)  $  (3,648,748)  $    (588,420)  $  (1,543,318) $  (19,600,366)
                                                 ==============================================================================

Loss per basic and diluted common share          $       (1.66)  $       (1.45)  $       (0.24)  $       (0.60)

Weighted-average common shares outstanding           2,365,914       2,523,975       2,424,864       2,577,751

See Notes to Financial Statements.


QUANTECH LTD. (A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)





                                                                        Common Stock                    Additional
                                                            -------------------------------------        Paid-In
                                                             Shares Issued          Amount               Capital
----------------------------------------------------------------------------------------------------------------------
Balance, at inception                                                      -   $               -  $               -
     Net loss                                                              -                   -                  -
     Common stock transactions:
         Common stock issued, October 1991                           160,000           3,154,574                  -
         Common stock issued, November 1991                           30,000             611,746          1,788,254
         Common stock issuance costs                                       -                   -           (889,849)
     Cumulative translation adjustment                                     -                   -                  -
                                                            --------------------------------------------------------
Balance, December 31, 1991                                           190,000           3,766,320            898,405
     Net loss                                                              -                   -                  -
     Common stock transactions:
         Common stock issued, September 1992                          35,000             699,033            875,967
         Common stock issuance costs                                       -                   -           (312,755)
         8,000 shares of common stock to be issued                         -                   -                  -
     Officer advances, net                                                 -                   -                  -
     Cumulative translation adjustment                                     -                   -                  -
     Elimination of cumulative translation adjustment                      -                   -                  -
                                                            --------------------------------------------------------
Balance, December 31, 1992                                           225,000           4,465,353          1,461,617
     Net loss                                                              -                   -                  -
     Common stock transactions:
         Common stock issued, January 1993                             8,000               1,600            118,400
         Common stock issued, April 1993                               1,500                 300             11,700
         Change in common stock par value resulting
            from merger                                                    -          (4,420,353)         4,420,353
     Repayments                                                            -                   -                  -
                                                            --------------------------------------------------------
Balance, June 30, 1993                                               234,500              46,900          6,012,070
     Net loss                                                              -                   -                  -
     12,000 shares of common stock to be issued                            -                   -                  -
     Repayments                                                            -                   -                  -
                                                            --------------------------------------------------------
Balance, June 30, 1994                                               234,500              46,900          6,012,070
     Net loss                                                              -                   -                  -
     Common stock issued, June 1995                                  107,500              21,500            276,068
     Warrants issued for services                                          -                   -             40,200
                                                            --------------------------------------------------------

(Continued)


QUANTECH LTD. (A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                                                                       Deficit
                                                           Common Stock                               Accumulated
                                                            Paid for,     Common Stock                 During the      Cumulative
                                                             but Not     Subscriptions    Due From    Development     Translation
                                                             Issued        Receivable     Officers       Stage         Adjustment
------------------------------------------------------------------------------------------------------------------------------------
Balance, at inception                                     $         -   $          -    $        -   $          -   $           -
     Net loss                                                       -              -             -       (594,620)              -
     Common stock transactions:
         Common stock issued, October 1991                          -              -             -              -               -
         Common stock issued, November 1991                         -              -             -              -               -
         Common stock issuance costs                                -              -             -              -               -
     Cumulative translation adjustment                              -              -             -              -         387,754
                                                          ------------------------------------------------------------------------
Balance, December 31, 1991                                          -              -             -       (594,620)        387,754
     Net loss                                                       -              -             -     (2,880,988)              -
     Common stock transactions:
         Common stock issued, September 1992                        -        (53,689)            -              -               -
         Common stock issuance costs                                -              -             -              -               -
         8,000 shares of common stock to be issued            120,000              -             -              -               -
     Officer advances, net                                          -              -       (27,433)             -               -
     Cumulative translation adjustment                              -              -             -              -        (209,099)
     Elimination of cumulative translation adjustment               -              -             -              -        (178,655)
                                                          ------------------------------------------------------------------------
Balance, December 31, 1992                                    120,000        (53,689)      (27,433)    (3,475,608)              -
     Net loss                                                       -              -             -       (996,089)              -
     Common stock transactions:
         Common stock issued, January 1993                   (120,000)             -             -              -               -
         Common stock issued, April 1993                            -              -             -              -               -
         Change in common stock par value resulting
            from merger                                             -              -             -              -               -
     Repayments                                                     -              -         5,137              -               -
                                                          ------------------------------------------------------------------------
Balance, June 30, 1993                                              -        (53,689)      (22,296)    (4,471,697)              -
     Net loss                                                       -              -             -     (1,543,888)              -
     12,000 shares of common stock to be issued                30,000              -             -              -               -
     Repayments                                                     -         53,689        22,296              -               -
                                                          ------------------------------------------------------------------------
Balance, June 30, 1994                                         30,000              -             -     (6,015,585)              -
     Net loss                                                       -              -             -     (2,070,292)              -
     Common stock issued, June 1995                           (30,000)       (20,000)            -              -               -
     Warrants issued for services                                   -              -             -              -               -
                                                          ------------------------------------------------------------------------



QUANTECH LTD. (A Development Stage Company)





                                                                        Common Stock                     Additional
                                                            -------------------------------------         Paid-In
                                                             Shares Issued          Amount                Capital
----------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995                                               342,000              68,400          6,328,338
     Net loss                                                              -                   -                  -
     Common stock issued, net of issuance costs of
         $848,877:
         July 1995                                                   308,000              61,600          1,304,450
         August 1995                                                  35,880               7,176            161,460
         September 1995                                              690,364             138,073          2,370,389
         November 1995                                                94,892              18,978            425,482
         December 1995                                               560,857             112,172          1,292,473
         May 1996                                                    313,750              62,750          3,300,422
         June 1996                                                       252                  51              3,650
     Payment received on subscription receivable                        (960)               (192)           (14,808)
     Compensation expense recorded on stock options                        -                   -            125,000
                                                            --------------------------------------------------------
Balance, June 30, 1996                                             2,345,035             469,008         15,296,856
     Net loss                                                              -                   -                  -
     Stock offering costs                                                  -                   -            (12,310)
     Common stock issued upon exercise of
         options and warrants:
         September 1996                                                  500                 100              2,400
         October 1996                                                  8,500               1,700             40,800
         November 1996                                                   750                 150              3,600
         December 1996                                                13,500               2,700             64,800
         January 1997                                                  1,000                 200              4,800
         February 1997                                                 7,500               1,500             17,250
         March 1997                                                    7,000               1,400             33,600
     Payments received on subscription receivable                          -                   -                  -
     Compensation expense recorded on stock options                        -                   -             48,000
     Common stock issued, June 1997                                   18,250               3,650            105,850
     Warrants issued with notes payable                                    -                   -                371
                                                            --------------------------------------------------------
Balance, June 30, 1997                                             2,402,035             480,408         15,606,017
     Net loss                                                              -                   -                  -
     Conversion of common stock from par
         value to no par value                                             -          15,392,446        (15,392,446)

(Continued)


QUANTECH LTD. (A Development Stage Company)



                                                                                                  Deficit
                                                    Common Stock                                Accumulated
                                                      Paid for,   Common Stock                   During the         Cumulative
                                                       but Not    Subscriptions   Due From       Development        Translation
                                                       Issued      Receivable     Officers          Stage           Adjustment
-----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995                                       -       (20,000)            -         (8,085,877)                  -
     Net loss                                                -             -             -         (2,396,963)                  -
     Common stock issued, net of issuance costs of
         $848,877:
         July 1995                                           -             -             -                  -                   -
         August 1995                                         -             -             -                  -                   -
         September 1995                                      -             -             -                  -                   -
         November 1995                                       -             -             -                  -                   -
         December 1995                                       -             -             -                  -                   -
         May 1996                                            -             -             -                  -                   -
         June 1996                                           -             -             -                  -                   -
     Payment received on subscription receivable             -        20,000             -                  -                   -
     Compensation expense recorded on stock options          -             -             -                  -                   -
                                                      -----------------------------------------------------------------------------
Balance, June 30, 1996                                       -             -             -        (10,482,840)                  -
     Net loss                                                -             -             -         (3,925,460)                  -
     Stock offering costs                                    -             -             -                  -                   -
     Common stock issued upon exercise of
         options and warrants:
         September 1996                                      -             -             -                  -                   -
         October 1996                                        -             -             -                  -                   -
         November 1996                                       -             -             -                  -                   -
         December 1996                                       -       (57,500)            -                  -                   -
         January 1997                                        -             -             -                  -                   -
         February 1997                                       -             -             -                  -                   -
         March 1997                                          -             -             -                  -                   -
     Payments received on subscription receivable            -        57,500             -                  -                   -
     Compensation expense recorded on stock options          -             -             -                  -                   -
     Common stock issued, June 1997                          -             -             -                  -                   -
     Warrants issued with notes payable                      -             -             -                  -                   -
                                                      -----------------------------------------------------------------------------
Balance, June 30, 1997                                       -             -             -        (14,408,300)                  -
     Net loss                                                -             -             -         (3,648,748)                  -
     Conversion of common stock from par
         value to no par value                               -             -             -                  -                   -



QUANTECH LTD. (A Development Stage Company)





                                                                        Common Stock                  Additional
                                                            -------------------------------------       Paid-In
                                                             Shares Issued          Amount              Capital
--------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1997 (continued)
  Common stock issued for license agreement:
    September 1997                                              150,000             390,000                  -
  Common stock issued for equipment and
    services received:
    March 1998                                                   13,078              45,584                  -
  Warrants issued for services received:
    March 1998                                                        -                   -             15,215
    April 1998                                                        -                   -                500
  Warrants issued with notes payable                                  -                   -                939
  Amount attributable to value of debt conversion
    feature                                                           -                   -            988,444
  Warrants issued for license agreement:
    December 1997                                                     -                   -            230,000
  Compensation expense recorded on stock options                      -                   -             28,000
  Adjustment of fractional shares due to 1-for-20
    reverse stock split                                             (73)                  -                  -
                                                            --------------------------------------------------------
Balance, June 30, 1998                                        2,565,040          16,308,438          1,476,669
  Net loss (unaudited)                                                -                   -                  -
  Warrants issued with notes payable (unaudited)                      -                   -                 76
  Common stock issued upon conversion of notes
    payable (unaudited):
    July 1998                                                     2,000               7,060                  -
    September 1998                                                3,400              12,002                  -
  Common stock issued upon exercise of warrant
    (unaudited):
    August 1998                                                   2,045               5,114                  -
  Common stock issued for equipment and services
    received (unaudited):
    July 1998                                                     5,714              20,000                  -
    August 1998                                                   9,196              27,589                  -
    September 1998                                               12,557              11,318                  -
                                                            --------------------------------------------------------
Balance, September 30, 1998 (unaudited)                       2,599,952     $    16,391,521    $     1,476,745
                                                            ========================================================

See Notes to Financial Statements.

(Continued)


QUANTECH LTD. (A Development Stage Company)



                                                                                                       Deficit
                                                     Common Stock                                     Accumulated
                                                      Paid for,        Common Stock                  During the         Cumulative
                                                       but Not         Subscriptions    Due From      Development      Translation
                                                       Issued           Receivable      Officers        Stage           Adjustment
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1997 (continued)
  Common stock issued for license agreement:
    September 1997                                           -                   -           -                  -            -
  Common stock issued for equipment and
    services received:
    March 1998                                               -                   -           -                  -            -
  Warrants issued for services received:
    March 1998                                               -                   -           -                  -            -
    April 1998                                               -                   -           -                  -            -
  Warrants issued with notes payable                         -                   -           -                  -            -
  Amount attributable to value of debt conversion
    feature                                                  -                   -           -                  -            -
  Warrants issued for license agreement:
    December 1997                                            -                   -           -                  -            -
  Compensation expense recorded on stock options             -                   -           -                  -            -
  Adjustment of fractional shares due to 1-for-20
    reverse stock split                                      -                   -           -                  -            -
                                                   ---------------------------------------------------------------------------------
Balance, June 30, 1998                                       -                   -           -        (18,057,048)           -
  Net loss (unaudited)                                       -                   -           -         (1,543,318)           -
  Warrants issued with notes payable (unaudited)             -                   -           -                  -            -
  Common stock issued upon conversion of notes
    payable (unaudited):
    July 1998                                                -                   -           -                  -            -
    September 1998                                           -                   -           -                  -            -
  Common stock issued upon exercise of warrant
    (unaudited):
    August 1998                                              -                   -           -                  -            -
  Common stock issued for equipment and services
    received (unaudited):
    July 1998                                                -                   -           -                  -            -
    August 1998                                              -                   -           -                  -            -
    September 1998                                           -                   -           -                  -            -
                                                   ---------------------------------------------------------------------------------
Balance, September 30, 1998 (unaudited)             $        -     $             -    $      -   $    (19,600,366)    $      -
                                                   =================================================================================


See Notes to Financial Statements.


QUANTECH LTD. (A Development Stage Company)

STATEMENTS OF CASH FLOWS



                                                                                                                September 30,
                                                                                                                1991 (Date of
                                                                                      Three Months Ended        Inception) to
                                                      Years Ended June 30                September 30           September 30,
                                                 ------------------------------  ------------------------------
                                                     1997            1998            1997            1998            1998
-------------------------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)            (Unaudited)
Cash Flows From Operating Activities
  Net loss                                     $  (3,925,460)  $  (3,648,748)  $    (588,420)  $  (1,543,318) $  (19,600,366)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
   Elimination of cumulative translation adjustment        -               -               -               -        (178,655)
   Depreciation                                       60,610          62,934          15,603          17,758         266,313
   Amortization                                      228,338         379,727          80,408          81,655       1,817,999
   Noncash compensation services and interest         48,000         787,429               -         597,595       1,922,274
   Losses resulting from transactions with Spectrum
     Diagnostics, Inc. (Note 8)                            -               -               -               -         556,150
   Write-down of investment                                -               -               -               -          67,500
   Changes in assets and liabilities, net of effects
     from purchase of Spectrum
     Diagnostics, Inc.:
     Decrease in prepaid expenses                      5,817           1,062             319           7,239          49,287
     Increase (decrease) in accounts payable         (14,140)        (10,128)        (27,664)        124,543         213,654
     Increase (decrease) in accrued expenses         204,067         (48,607)        (25,102)        179,872         700,593
                                                 ------------------------------------------------------------------------------
        Net cash used in operating activities     (3,392,768)     (2,476,331)       (544,856)       (534,656)    (14,185,251)
                                                 ------------------------------------------------------------------------------

Cash Flows From Investing Activities
  Purchase of property and equipment                 (99,097)        (16,713)         (1,353)         (8,457)       (446,708)
  Proceeds on disposition of property                 37,375               -               -               -          37,375
  Organization expenses                                    -               -               -               -         (97,547)
  Patent expenses                                     (8,895)           (134)           (134)         (4,016)        (13,045)
  Officer advances, net                                    -               -               -               -        (109,462)
  Purchase of investment                                   -               -               -               -        (225,000)
  Purchase of license agreement                            -               -               -               -      (1,950,000)
  Advances to Spectrum Diagnostics, Inc.                   -               -               -               -        (320,297)
  Prepaid securities issuance costs                  (78,699)              -         (10,403)              -        (101,643)
  Purchase of Spectrum Diagnostics, Inc., net of
   cash and cash equivalents acquired                      -               -               -               -      (1,204,500)
                                                 ------------------------------------------------------------------------------
         Net cash used in investing activities      (149,316)        (16,847)        (11,890)        (12,473)     (4,430,827)
                                                 ------------------------------------------------------------------------------

Cash Flows From Financing Activities
  Net proceeds from the sale of common stock and
   warrants                                          215,061               -               7               -      12,880,797
  Proceeds from debt obligations                   1,070,000       1,820,420          25,000         502,230       6,051,085
  Payments received on stock subscriptions
   receivable                                         57,500               -               -               -           5,000
  Payments on debt obligations                       (24,455)              -               -               -        (522,810)
                                                 ------------------------------------------------------------------------------
         Net cash provided by financing activities 1,318,106       1,820,420          25,007         502,230      18,414,072
                                                 ------------------------------------------------------------------------------

                                                         (Continued)


QUANTECH LTD. (A Development Stage Company)


                                                                                                                September 30,
                                                                                                                1991 (Date of
                                                                                      Three Months Ended        Inception) to
                                                      Years Ended June 30                September 30           September 30,
                                                 ------------------------------  ------------------------------
                                                     1997            1998            1997            1998            1998
-------------------------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)            (Unaudited)
Effect of Exchange Rate Changes on Cash                      -               -               -               -         203,242
                                                 ------------------------------------------------------------------------------

       Net increase (decrease) in cash and cash
            equivalents                             (2,223,978)       (672,758)       (531,739)        (44,899)          1,236

Cash and Cash Equivalents
    Beginning                                        2,942,871         718,893         718,893          46,135               -
                                                 ------------------------------------------------------------------------------
    Ending                                       $     718,893   $      46,135   $     187,154   $       1,236  $        1,236
                                                 ==============================================================================


Cash Payments for Interest                       $       6,925   $      20,374   $         682   $      11,945  $      172,415
                                                 ==============================================================================

Supplemental Schedule of Noncash Investing and
    Financing Activities
    Issuance of debt obligations for services,
     accounts payable, and accrued interest      $           -   $     219,300   $           -   $           -  $      259,500
    Issuance of debt for acquisition of license              -         550,000               -               -         550,000
    Issuance of warrants for:
     Product development                                     -         230,000               -               -         230,000
     Acquisition of sublicense agreement                     -             165             165               -             165
     Issuance of convertible debt                            -             451               7               -             451
     Guarantee of debt                                       -          15,716               -               -          15,716
    Amount attributable to value of beneficial
     debt conversion feature                                 -         988,444               -               -         988,444
    Capital expenditures included in accounts
     payable                                                 -           6,667               -               -           6,667
                                                 ==============================================================================

    Acquisition of Spectrum Diagnostics, Inc.
     (Note 8):
     Fair value of other assets acquired,
       principally the license agreement         $           -   $           -   $           -   $           -  $    1,489,500
     Liabilities assumed                                     -               -               -               -        (285,000)
                                                 ------------------------------------------------------------------------------
        Cash purchase price paid, less $5,199
            cash acquired                        $           -   $           -   $           -   $           -  $    1,204,500
                                                 ==============================================================================

                                                         (Continued)



QUANTECH LTD. (A Development Stage Company)




                                                                                                                September 30,
                                                                                      Three Months Ended        1991 (Date of
                                                      Years Ended June 30                September 30           Inception) to
                                                 ------------------------------  ------------------------------ September 30,
                                                     1997            1998            1997            1998            1998
-------------------------------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)            (Unaudited)
Supplemental Schedule of Noncash Investing and
  Financing Activities (Continued)
  Advances to Spectrum Diagnostics, Inc. (Note 8)$         -   $           -   $           -   $           -  $       20,000
  Prepaid security issuance costs (acquired from
   Spectrum Diagnostics, Inc.) ultimately used to
   reduce proceeds from the sale of common stock           -               -               -               -          58,830
  Due from Ital-American Securities, Inc.                  -               -               -               -        (674,374)
  Stock issuance costs to be paid                          -               -               -               -         237,201
  Subscriptions receivable offset by accrued
   compensation                                            -               -               -               -          53,689
  Officer advances offset by accrued compensation          -               -               -               -         109,462
  Issuance of options and warrants for compensation
   and services                                            -          45,203               -               -         135,203
                                                 ==============================================================================

  Common stock issued for:
   Services, equipment, and interest             $         -   $      45,584   $           -   $      58,907  $      378,541
   Exercise of warrant                                     -               -               -           5,114           5,114
   Acquisition of license agreement                        -         390,000         390,000               -         390,000
   Subscriptions receivable                                -               -               -               -           5,000
   Debt obligations                                        -               -               -          19,062       2,337,187
   Accounts payable                                        -               -               -               -          40,000
   Accrued expenses                                        -               -               -               -         360,394
                                                 ------------------------------------------------------------------------------
                                                 $         -   $     435,584   $     390,000   $      83,083  $    3,516,236
                                                 ==============================================================================

See Notes to Financial Statements.



QUANTECH LTD. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)

Note 1.  Nature of Business and Significant Accounting Policies

Nature of business: Quantech Ltd. (Quantech or the Company) was formed under the laws of the state of Minnesota for the purpose of effecting the change in domicile of Spectrum Diagnostics S.p.A (SDS) from Italy to the state of Minnesota through a merger with SDS on April 14, 1993. The merger was accounted for as if it were a pooling of interests.

The Company had no operations prior to the merger and is continuing the business of SDS to commercialize the Surface Plasmon Resonance (SPR) technology. Commercialization will consist of developing and introducing an instrument which will run various tests capable of diagnosing various human health conditions and which the Company intends to market to the world medical diagnostic industry.

A summary of the Company's significant accounting policies follows:

Cash equivalents: The Company maintains its cash in bank deposit and money market accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Fair value of financial instruments: The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments:

Cash and cash equivalents: The carrying amount approximates fair value because of the nature or short maturity of those instruments.

Short-term debt: The fair value of the Company's short-term debt is estimated based on interest rates for the same or similar debt having the same or similar remaining maturities with similar risk and collateral requirements. The recorded value of short-term debt approximates its fair value.

Prepaid product development expense: Prepaid product development expense arises from the valuation of warrants issued to a licensee in return for technical assistance to be rendered to the Company by the licensee over a period of approximately two years. The expense is being recognized over this period (see
Note 4).

Other assets: The license agreement is being amortized using the straight-line method over the remaining life of the underlying patents of 15 years (see Note
4). Costs of obtaining additional patents are capitalized and will be amortized over their useful lives.

QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)

Note 1. Nature of Business and Significant  Accounting Policies  (Continued)

The Company reviews its intangible assets periodically to determine potential impairment by comparing the carrying value of the intangibles with expected future net cash flows. Though the Company has had no sales to date nor an established market for its product, it has performed market studies to determine potential size of the market and expected acceptance of its product. This has been the basis for the Company's expected future net cash flows. Should the sum of the expected future net cash flows be less than the carrying value, the Company would determine whether an impairment loss should be recognized. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the intangible. Fair value would be determined based on estimated expected future discounted cash flows or appraised value. To date, management has determined that no impairment of intangible assets exists.

Property and equipment: Property and equipment are stated at cost. Depreciation is computed by the straight-line method over five years, or the life of the related lease, whichever is less.

Debt discount attributable to value of conversion feature: The Company has allocated a portion of the proceeds of its debt to a beneficial conversion feature, measured by the intrinsic value of that feature. This amount is being amortized to interest expense using the straight-line method over the remaining term of the debt based on the expected conversion date (see Note 3).

Income taxes: Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Research and development: The Company contracts with certain outside parties for the design and development of its product in addition to conducting its own research and development. Research and development costs are charged to expense as incurred.

Loss per common share: The FASB has issued Statement No. 128, Earnings Per Share, which supersedes APB Opinion No. 15. Statement No. 128 requires the presentation of earnings per share by all entities that have common stock or potential common stock, such as options, warrants, and convertible securities, outstanding that trade in a public market. Those entities that have only common stock outstanding are required to present basic earnings per share amounts. All other entities are required to present basic and diluted per share amounts. Diluted per share amounts assume the conversion, exercise, or issuance of all potential common stock instruments unless the effect is to reduce the loss or increase the income per common share from continuing operations.

QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)

Note 1. Nature of Business and Significant  Accounting Policies  (Continued)

The Company has granted options and warrants to purchase shares of common stock at various amounts per share (see Note 6). Those options and warrants were not included in the computation of diluted earnings per share because the Company has incurred losses in all periods. The inclusion of potential common shares in the calculation of diluted loss per share would have an antidilutive effect. Therefore, basic and diluted loss per share amounts are the same in each period presented.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive income: The FASB has issued Statement No. 130, Reporting Comprehensive Income, effective for fiscal years beginning after December 15, 1997. Statement No. 130 requires reporting items which are components of other comprehensive income, such as foreign currency items and unrealized gains and losses on certain investments in debt and equity securities. The Company will adopt this statement in the fiscal year ending June 30, 1999. However, it is not expected to have an effect on the presentation of the Company's financial statements.

Segments: The FASB has issued Statement No. 131, Disclosures About Segments of an Enterprise and Related Information, effective for fiscal years beginning after December 15, 1997. Statement No. 131 requires disclosure of certain information for each reportable segment, including general information, profit and loss information, segment assets, etc. The Company will adopt this statement in the fiscal year ending June 30, 1999. The Company does not expect this statement to have an effect on its financial statements.

Translation of foreign currency statements: Prior to September of 1992, the functional and reporting currency for SDS was the Italian lira. Concurrent with the receipt of net proceeds from its initial public offering of common stock in the United States in September 1992, and in connection with the phase-out of its Italian operations, the functional and reporting currency of SDS changed from the Italian lira to the United States dollar. As a result, the cumulative translation adjustment component of equity was eliminated in 1992.

Interim financial information (unaudited): The financial statements and notes related thereto as of September 30, 1998, for the three-month periods ended September 30, 1997 and 1998, and the period from September 30, 1991 (date of inception), to September 30, 1998, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods. Not all disclosures required by generally accepted accounting principles necessary for a complete presentation have been included.

QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)


Note 2.  Basis of Presentation

The Company was incorporated for the purpose of acquiring, developing, and commercializing SPR technology for use in medical diagnostics. The Company has had no sales, and the only revenue generated by the Company since its inception has been interest income.

The Company is a development stage company which has suffered significant losses from operations, requires additional financing, and ultimately needs to continue development of its product, generate revenues, and successfully attain profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern and realize the value of its assets, including its license agreement. The financial statements do not reflect any adjustments which might be necessary should the Company not remain a going concern.

Without immediate funding from equity or debt financing, the Company does not have sufficient funds to remain a going concern, or to complete commercial development of and bring its instrument and disposables to commercial production and realize the value of the license agreement. The Company obtained funding through a private offering of its Series A convertible preferred stock in November 1998 and converted notes payable, due September 30, 1998, to Series A convertible preferred stock (see Note 10). The Company has also increased its note payable to a bank by $250,000. In addition, the Company intends to pursue a $5 to $7 million offering in early 1999 with terms yet to be determined. There is no assurance that additional financing can be obtained.

Note 3.  Short-Term Debt Obligations

Short-term debt obligations as of June 30, 1997 and 1998, and September 30, 1998, were as follows:


                                                                         June 30
                                                    --------------------------------------------------     September 30,
                                                               1997                    1998                     1998
------------------------------------------------------------------------------------------------------------------------------
                                                                                                            (Unaudited)
13.5% convertible secured promissory notes,
  payable September 1998, secured by
  substantially all of the Company's assets           $         1,070,000     $         3,159,720      $        3,392,888
Less discount attributable to value of
  beneficial conversion feature                                         -                (546,902)                      -
8.5% unsecured note payable to a bank, due
  December 1998, guaranteed by certain
  shareholders                                                          -                 500,000                 750,000
                                                    --------------------------------------------------------------------------
                                                      $         1,070,000     $         3,112,818      $        4,142,888
                                                    ==========================================================================


QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)

Note 3.   Short-Term Debt Obligations (Continued)

In April 1998, the Company completed an offering of secured promissory notes of $1,625,150 to accredited investors and issued warrants in connection with the sale of such notes to the investors for the purchase of 243,773 shares of common stock. In addition, the selling agent also received warrants to purchase 1,451 shares of common stock. All warrants issued were valued at $488. The notes are convertible into shares of common stock at a price equal to the lesser of $3.53 or 80 percent of the market price of the common stock for (i) the 20 consecutive trading days prior to the maturity date of the notes or (ii) the price at which the transaction which triggers repayment of the notes is completed. The warrants exercise price is calculated in the same manner as the notes conversion price.

During May 1998, holders of the Company's convertible secured promissory notes agreed to convert $219,300 of accrued interest in notes and extend the maturity date of the notes to September 30, 1998, from June 1, 1998. The note holders received additional warrants to purchase 178,618 shares of common stock in conjunction with the agreement.

During May 1998, the Company began an offering of convertible secured promissory notes to accredited investors. The maximum amount of notes to be issued was $500,000. As of June 30, 1998, notes in the amount of $245,270 were issued. Purchasers of the notes also received warrants for the purchase of 36,790 shares of common stock. Conversion and warrant exercise terms are the same as those discussed above.

Subsequent to year end, the Company completed the offering by selling an additional $252,230 of the notes. Warrants to purchase 37,835 shares of common stock were issued. In conjunction with this offering, the selling agent received warrants to purchase 3,134 shares of common stock.

Note 4.  Agreements

License agreement: The Company has a license agreement for certain patents, proprietary information, and associated hardware related to the SPR technology. The license calls for an ongoing royalty of 6 percent on all products utilizing the SPR technology which are sold by the Company. In addition, if the Company sublicenses the technology, the Company will pay a royalty of 15 percent of all revenues received by the Company under any sublicense. If the cumulative payments of these two royalties fail to reach at least $500,000 by December 31, 1993, $850,000 by December 31, 1995, $1,000,000 by December 31, 1997, $1,150,000
by December 31, 1998, and $1,300,000 by December 31, 1999, the licensor has the right to deprive the Company of its exclusive rights under the license agreement (each time one of such benchmarks is not met). As of June 30, 1998, the Company has paid $1,000,000 of the cumulative payment. The Company has also ratably accrued additional minimum royalty payments of $75,000 as of June 30, 1998 ($112,500 as of September 30, 1998), because sales or sublicense revenues through December 31, 1998, may not be adequate to meet the cumulative minimum royalty payments. The Company intends to accrue $150,000 by December 31, 1998, and continue accruing and paying minimum royalties for future periods until royalties based on revenues exceed the minimum payment amounts.

QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)

Note 4.   Agreements (Continued)

The obligations of the Company to pay royalties terminate when the total royalty payments reach a gross amount of $18,000,000, which amount would be increased by $2,000,000 each time a benchmark is not met. After such date, the Company's rights in the licensed SPR technology continue in perpetuity with no further royalty obligations.

In September 1997, the Company entered into an agreement to cancel certain sublicense rights that had been granted to an investor group which included a shareholder of the Company. In return for these sublicense rights, the Company issued 150,000 shares of the Company's common stock, convertible secured promissory notes totaling $550,000, and warrants to purchase 82,500 shares of the Company's common stock. The Company has capitalized the sublicense rights at an amount that approximates the fair market value of the common stock, convertible promissory notes, and stock purchase warrants.

Technology and development agreement: During the year ended June 30, 1998, the Company entered into a technology and development agreement with a leading supplier of life science systems and analytical instruments, which provides exclusive license rights to certain of the Company's technology for use outside of medical diagnostics, and co-exclusive rights to nucleic acid medical diagnostics. The licensee, pursuant to the agreement, is providing technical assistance related to the Company's medical diagnostic system and will be required to pay future royalty payments if the licensee sells products containing the Company's technology. The royalties to be received will vary between 6 and 12 percent, depending on the phase of assistance. When all phases are complete, the royalty will be 6 percent. Minimum annual royalties to be paid by the licensee will be $500,000 beginning December 2000, expiring in conjunction with the related patents. Should the licensee fail to commercialize the licensed technology, all rights will revert back to the Company.

The licensee also received a warrant to purchase 1,400,000 shares of common stock. The warrant expires December 2002 and is exercisable immediately. The exercise price of the warrant is 95 percent of the average market price of the Company's common stock for the 25 days prior to the date the licensee elects to exercise the warrant. The warrant was valued at $230,000.

In conjunction with the above technology and development agreement, the Company has licensed additional technology. The Company will be required to pay royalties at 8 percent of sales on products featuring the technology. Minimum annual royalties of $500,000 begin in December 2000, expiring in conjunction with the related patents. Should the Company fail to commercialize the license technology, all rights will revert back to the licensor, and future minimum annual royalty obligations will be canceled.

Employment agreements: The Company has at-will employment agreements with its Chief Executive Officer and Chief Financial Officer. The agreements require the payment of one year's salary (for the chief financial officer) or $150,000 (for the chief executive officer) if employment is terminated due to the sale of the Company or a greater than 50 percent change in ownership. In addition, the Chief Financial Officer is entitled to six months' salary if he is terminated without cause.

QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)

Note 5.   Leases

The Company leases its office space under an agreement which expires February 28, 2000. Approximate minimum aggregate rental commitments under this lease are as follows:

Years ending June 30:
  1999                                             $             38,000
  2000                                                           26,000



Rental expense for the years ended June 30, 1997 and 1998, was approximately $68,000 and $58,000, respectively.

Note 6.  Stockholders' Equity

Capital stock: The Company has authorized 12,500,000 of capital shares consisting of 10,000,000 common shares and 2,500,000 undesignated shares. (See
Note 10 for subsequent activity.)

Reverse stock split: On June 2, 1998, the Company reduced the number of shares outstanding in a 1-for-20 reverse stock split. All share and per share amounts presented have been retroactively adjusted to reflect the split.

Par value of stock: In March 1998, the Company amended its Articles of Incorporation to reduce the number of authorized shares from 90,000,000 to 12,500,000. In addition, the common stock was changed from $0.01 per share par value to no par value. The cumulative amount paid in excess of the previously stated par value has been reclassed from additional paid-in capital to common stock on the statement of stockholders' equity (deficit) for the year ended June 30, 1998.

Options and warrants: The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Had compensation cost for the Company's stock option and warrant grants been determined based on the fair value at the grant date for awards in 1997 and 1998 consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:



                                                                 1997                  1998
-----------------------------------------------------------------------------------------------
Net loss, as reported                                       $   (3,925,460)      $   (3,648,748)
Net loss, pro forma                                             (4,197,373)          (4,016,450)
Net loss per basic and diluted share, as reported                    (1.66)               (1.45)
Net loss per basic and diluted share, pro forma                      (1.77)               (1.59)



The above pro forma effects on net loss and net loss per share are not likely to be representative of the effects on reported net loss for future years because options vest over several years and additional awards generally are made each year.

QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)

Note 6.   Stockholders' Equity  (Continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997 and 1998:

                                              1997                    1998
--------------------------------------------------------------------------------
Expected dividend yield                $         -              $        -
Expected stock price volatility              71.63%                  67.31%
Risk-free interest rate                       6.00%                   6.00%
Expected life of options (years)                 3                       3



Transactions involving stock options and warrants during the two years ended June 30, 1998, are summarized as follows (see Note 10 for subsequent activity):

                                                               Weighted-
                                             Stock          Average Exercise
                           Warrants         Options          Price Per Share
--------------------------------------------------------------------------------
Balance, June 30, 1996      602,505         186,250         $           5.40
Granted                     172,140          56,175                     8.60
Exercised                   (22,750)        (16,000)                    4.60
Expired                     (12,500)        (10,916)                    9.60
                        --------------------------------------------------------
Balance, June 30, 1997      739,395         215,509                     6.20
Granted                   2,120,148         521,000                     3.30
Exercised                         -               -                        -
Expired                    (187,828)       (243,009)                    7.26
                        --------------------------------------------------------
Balance, June 30, 1998    2,671,715         493,500         $           3.58
                        ========================================================

QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)

Note 6.  Stockholders' Equity  (Continued)

The weighted-average fair value of options and warrants granted during 1997 and 1998 was $7.20 and $1.09, respectively. The following tables summarize information about stock options and warrants outstanding as of June 30, 1998:

                        OPTIONS AND WARRANTS OUTSTANDING


                                             Weighted-
                                              Average
    Range of              Number of          Remaining           Weighted-
    Exercise                 Units          Contractual           Average
      Price               Outstanding          Life            Exercise Price
--------------------------------------------------------------------------------
$2.40 - $2.50              113,900             1.5              $    2.47
$3.00                      396,000             3.9                   3.00
$3.08                    1,400.000 (1)         4.5                   3.08
$3.53                      720,148             4.9                   3.53
$5.00                      495,292             2.1                   5.00
$12.00                      10,000             1.5                  12.00
$14.40                      29,875             2.8                  14.40
                 -----------------                               --------
                         3,165,215                              $    3.58
                 =================                               ========

                        OPTIONS AND WARRANTS EXERCISABLE




    Range of                 Number of                     Weighted-
    Exercise                   Units                        Average
      Price                  Exercisable                   Exercise Price
--------------------------------------------------------------------------------
$2.40 - $2.50                   113,900                 $        2.47
$3.00                           324,667                          3.00
$3.08                         1,400,000 (1)                      3.08
$3.53                           720,148                          3.53
$5.00                           495,292                          5.00
$12.00                           10,000                         12.00
$14.40                           29,875                         14.40
                          ------------------------------------------------
                              3,093,882                 $        3.60
                          ================================================


(1) These warrants are exercisable at a price equal to 95 percent of the average of the last sale price of the Company's common stock in 25 consecutive trading days immediately preceding the date of the first notice of exercise of the warrant received by the Company. The exercise price of these warrants will change as the market value of the Company's common stock changes.

Compensation expense related to stock option grants was $48,000 in 1997 and $28,000 in 1998.

QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)

Note 7.  Income Taxes

The Company's income tax expense consists solely of a franchise tax in Italy during the year ended December 31, 1992, since the Company has incurred no United States income taxes. For United States income tax purposes, under provisions of the Internal Revenue Code, the Company has approximately $11,920,000 in operating loss carryforwards and $316,000 in research and development credits at June 30, 1998, which may be used to offset otherwise future taxable income. These carryforwards are subject to certain limitations under the provisions of the Internal Revenue Code, Section 382, which relate to a 50 percent change in control over a three-year period. The annual net operating loss carryforward limitation due to Section 382 is approximately $200,000 per year, which reduced the carryforward by $2,800,000. The Company has "post change" carryforwards of approximately $8,888,000 that are not limited. Further changes of control may result in the additional expiration of a portion of the remaining carryforwards before they can be used and are also dependent upon the Company attaining profitable operations in the future.

Loss carryforwards and credits for tax purposes, reduced by the Section 382 limitation discussed above, as of June 30, 1998, have the following expiration dates:

                                    Net                Research and
Expiration                       Operating              Development
Date                                Loss                   Credits
--------------------------------------------------------------------------------
2006                         $     241,000         $            -
2007                             1,115,000                      -
2008                               827,000                 20,000
2009                               849,000                 26,000
2010                                     -                 45,000
2011                             2,193,000                      -
2012                             3,738,000                117,000
2013                             2,957,000                108,000
                               -------------------------------------------------
                             $   1,192,000         $      316,000
                               =================================================

QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)


Note 7.     Income Taxes (Continued)

The tax effects of principal temporary differences at an assumed effective annual rate of 34 percent are shown in the following table:



                                                                                              June 30
                                                                         -------------------------------------------------
                                                                                    1998                    1997
--------------------------------------------------------------------------------------------------------------------------
Deferred tax assets (liabilities):
  Loss carryforwards                                                         $      4,053,000          $   3,047,000
  Royalties                                                                            26,000                 38,000
  Research and development credits and deductions                                     521,000                414,000
  Guarantee of Spectrum Diagnostics, Inc. debt                                        115,000                115,000
  Compensation expense                                                                 30,000                 59,000
  Beneficial conversion feature                                                       150,000                      -
  Other accruals                                                                       29,000                (10,000)
                                                                         -------------------------------------------------
                                                                                    4,924,000              3,663,000

Valuation allowance for deferred tax assets                                        (4,924,000)            (3,663,000)
                                                                         -------------------------------------------------
Net deferred tax assets                                                      $              -          $            -
                                                                         =================================================



The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended June 30, 1997 and 1998, due to the valuation allowance recorded against deferred tax assets.

Note 8.    Spectrum Diagnostics, Inc.

During 1991, SDS acquired substantially all of the assets of Spectrum Diagnostics, Inc. (SDI) for 1,200,000 shares of SDS common stock plus the assumption of certain SDI liabilities and guarantees.

As a result of its merger with SDS (see Note 1), Quantech now guarantees payment of certain SDI liabilities previously guaranteed by SDS. SDI expects to sell an investment it has in Quantech's common stock, the proceeds of which are expected to be used to pay certain of SDI's obligations, but are not expected to be sufficient to pay the entire amount guaranteed by Quantech.

Quantech has accrued its estimated loss which may result should SDI be unable to pay the obligations discussed above. The Company has recorded a liability of approximately $19,800 as of June 30, 1998.

Note 9.   Subsequent Events

During July and August 1998, the Company sold 14,910 shares of its common stock at prices ranging from $3.00 per share to $3.50 per share. In addition, 2,000 shares were issued pursuant to the conversion of a promissory note, and 2,045 shares were issued pursuant to the exercise of a warrant.

QUANTECH LTD. (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 1997 and 1998, are unaudited)

Note 10.  Additional Subsequent Events (Unaudited)

In September and October 1998, 3,400 and 25,000 shares of common stock, respectively, were issued pursuant to the conversion of promissory notes. In September and from October to December 1998, 12,557 and 6,078, respectively, shares of common stock were sold at prices ranging from $0.75 to $1.83 per share.

In November 1998, the Company established Series A Preferred Stock (Series A Stock) and designated 2,500,000 of its authorized and previously undesignated shares as Series A Stock. The shares have no par value and a liquidation value of $3.00 per share. Each share of Series A Stock is convertible into, and has voting rights equal to, four shares of common stock. If any time after November 5, 2003, the Company receives a written request from the holders of at least 50 percent of the outstanding share of Series A Stock, the Company will redeem all of the outstanding shares by paying in cash an amount equal to the sum of the original purchase price plus a 10 percent return per annum. Series A Stock is automatically converted into shares of common stock if (i) the Company closes on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series A Stock that were outstanding as of November 30, 1998, have been converted or redeemed.

In December 1998, the Company amended its Articles of Incorporation to increase the number of authorized shares from 12,500,000 to 75,000,000, of which 50,000,000 is common stock, 2,500,000 is Series A Stock, and 22,500,000 is undesignated.

In November and December 1998, the Company sold 600,617 shares of its Series A Stock to accredited investors at $3.00 per share and issued 1,124,715 shares of Series A Stock pursuant to conversion of promissory notes at a conversion price of $3.00 per share. In conjunction with these transactions, the Company paid commissions and expenses of $125,700 and issued warrants to purchase 176,420 shares of common stock to the selling agents, which were valued at approximately $65,000.

In November 1998, 92,052 shares of common stock were issued pursuant to conversion of Series A Stock.

In November 1998, a warrant to purchase 1,800,000 shares of common stock was issued in conjunction with a research and development services agreement. The warrant is exercisable immediately at $1.10 per share and was valued at approximately $518,000.

In October through December 1998, the Company issued options to purchase 908,300 shares of common stock under the Company's 1998 Stock Option Plan. Under the 1998 Stock Option Plan, options for up to 2,000,000 shares may be granted. If any of the options granted under the plan expire or are terminated prior to being exercised in full, then the unexercised portion of such options will once again be available for additional option grants. The options granted will have a maximum term of ten years and an exercise price not less than the market price on the date of grant. One-third of the option grant is exercisable immediately, with one-third becoming exercisable on each of the second and third anniversaries of the date of grant.

================================================================================


Prospective investors may rely only on the information contained in this Prospectus. Neither Quantech nor the Selling Shareholders has authorized anyone to provide prospective investors with information different form that contained in this Prospectus. The information in this Prospectus is correct only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of these securities.



Until , 1999 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



================================================================================







                                     [logo]




                                8,507,349 Shares

                                  Common Stock




                              ---------------------

                                   PROSPECTUS
                              ---------------------






                                         , 1999





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

         Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the stockholders, or by a court.

         Provisions regarding indemnification of officers and directors of the Company are contained in Article 5 of the Restated Bylaws (Exhibit 3.2 to this Registration Statement). The Company maintains a director and officer liability policy.

Item 25.  Other Expenses of Issuance and Distribution.

         The following expenses will be paid by the Company in connection with the distribution of the securities registered hereby and do not include the underwriting discount to be paid to the Underwriters. All of such expenses, except for the SEC registration fee and Nasdaq listing fee, are estimated.

    SEC Registration Fee............................................$    3,770
    Legal Fees......................................................     7,500
    Accountants' Fees and Expenses..................................     5,000
    Printing Expenses...............................................     5,000
    Blue Sky Fees and Expenses......................................     5,000
    Transfer Agent Fees and Expenses................................         0
    Miscellaneous...................................................       730
                                                                     ---------
         Total......................................................$   27,000
                                                                     =========

Item 26.  Recent Sales of Unregistered Securities.

         During the past three years, the Registrant has sold the securities listed below pursuant to exemptions from registration under the Securities Act. The information below is presented on a post-reverse stock split basis.

         During May 1998, holders of the Company's Convertible Secured Promissory Notes agreed to convert $219,300 of accrued interest into Notes and extend the maturity date of the Notes to September 30, 1998 from June 1, 1998. The Note holders received warrants to purchase 178,618 shares of Common Stock. The extension of the Notes and issuance of the warrants were made in reliance upon exemptions from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and Rule 506 of Regulation D. The holders of these notes and warrants acquired these securities for their own account and not with a view to any distribution thereof to the public.

         During May through August 1998, the Company completed an offering of Convertible Secured Promissory Notes in the principal amount of $497,500 to accredited investors and issued warrants in connection with the sale of such notes to the investors for the purchase of 74,625 shares of Common Stock. The sales were made in reliance upon exemptions from registration provided under
Section 4(2) of the 1933 Act and Rule 506 of Regulation D. The Company paid commissions and accountable expenses in the aggregate amount of $20,900 to a registered investment bank for acting as selling agent and issued the investment bank a warrant to purchase up to 3,134 shares of Common Stock as additional compensation. Such warrant was sold pursuant to Section 4(2) of the 1933 Act. The purchasers of these notes and warrants acquired these securities for their own account and not with a view to any distribution thereof to the public.

         In July 1998, the Company sold 5,714 shares of its Common Stock at $3.50 per share to an accredited investor. The shares were sold pursuant to
Section 4(2) of the 1933 Act. The purchaser of such Common Stock acquired these securities for its own account and not with a view to any distribution thereof to the public.

         Also in July 1998, 2,000 shares of Common Stock were issued pursuant to conversion of a promissory note. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchaser of such Common Stock acquired these securities for its own account.

         In August 1998, the Company sold 9,196 shares of its Common Stock at $3.00 per share to an accredited investor. The shares were sold pursuant to
Section 4(2) of the 1933 Act. The purchaser of such Common Stock acquired these securities for its own account and not with a view to any distribution thereof to the public.

         Also in August 1998, 2,045 shares of Common Stock were issued pursuant to exercise of a warrant. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchaser of such Common Stock acquired these securities for its own account and not with a view to any distribution thereof to the public.

         In September 1998, 3,400 shares of Common Stock were issued pursuant to conversion of a promissory note. The share were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchaser of such Common Stock acquired these securities for its own account.

         In September 1998, the Company sold 7,557 shares of Common Stock at $0.75 per share to an accredited investor. Also in September 1998, the Company sold 5,000 shares of Common Stock at $1.13 per share to an accredited investor. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchasers of such Common Stock acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In October 1998, 25,000 shares of Common Stock were issued pursuant to conversion of a promissory note. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchaser of such Common Stock acquired these securities for its own account.

         In November and December 1998, the Company sold 600,617 shares of its Series A Convertible Preferred Stock to accredited investors at a price of $3.00 per share, and issued 1,124,715 shares of Series A Convertible Preferred Stock pursuant to conversion of promissory notes at a conversion price of $3.00 per share. The Company paid commissions and accountable expenses in the aggregate amount of $125,700 to registered investment banks for acting as selling agents and issued the investment banks warrants to purchase up to 176,420 shares of Common Stock as additional compensation. Each share of Series A Convertible Preferred Stock is convertible into four shares of the Company's Common Stock. The shares were sold pursuant to Section 4(2) of the 1933 Act and Rule 506 promulgated thereunder. The purchasers of such Preferred Stock acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In November 1998, 92,052 shares of Common Stock were issued pursuant to conversion of Series A Convertible Preferred Stock. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchasers of such Common Stock acquired these securities for their own accounts.

         In November 1998, the Company issued a warrant to purchase 1,800,000 shares of Common Stock to a company in exchange for engineering development work, and issued another warrant to purchase 144,000 shares of Common Stock to an investment banking firm that arranged the transaction. The exercise prices of the warrants are $1.10 per share and $1.32 per share, respectively. Both warrants expire in November 2003. The warrants were sold pursuant to Section 4(2) of the 1933 Act. The purchasers of such warrants acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In December 1998, the Company sold 3,792 shares of Common Stock at $1.50 per share to an accredited investor. Also in December 1998, the Company sold 2,286 shares of Common Stock at $1.83 to an accredited investor. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchasers of such Common Stock acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         The sales of securities listed above were made in reliance upon Sections 4(2) and 3(a)(9)of the Securities Act, which provide exemptions for transactions not involving a public offering, and Regulation D thereunder. The purchasers of securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements. Except as specified above, no underwriting commissions or discounts were paid with respect to the sales of unregistered securities described above.

Item 27.  Exhibits and Financial Statement Schedules.

Exhibit
Number                 Description

2.1 Plan of Reorganization, dated November 24, 1992, by and among Quantech Ltd. and Spectrum Diagnostics S.p.A. (incorporated by reference to
         Exhibit 2.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

2.2 Amendment and Restatement Agreement and Plan of Merger dated January 20, 1993 by and among Quantech Ltd., Spectrum Diagnostics S.p.A. and Spectrum Diagnostics Corp. (incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

3.1*     Articles of Incorporation of Quantech Ltd., as amended.

3.2 Bylaws of Quantech Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

4.1 Form of Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

4.2      Form of Private Placement Warrant (incorporated by reference to Exhibit
         4.2 of the Registrant's Registration Statement on Form SB-2; Reg. No. 333-6809).

5.1*     Opinion and Consent of Fredrikson & Byron, P.A.

10.1 Lease for office space at 1419 Energy Park Drive, St. Paul, MN 55108 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).

10.2 Option Agreement with Ares-Serono, as amended (including license) assigned to Quantech Ltd. pursuant to the Merger (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

10.3 Letter of Amendment to Ares-Serono License (incorporated by reference to Exhibit 10.6 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).

10.4 Employment Agreement with Gregory G. Freitag (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).

10.5     Employment Agreement with Robert Case (incorporated by reference to
         Exhibit 10.2 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).

10.6 Technology and Development License Agreement dated December 16, 1997 (incorporated by reference to Exhibit 1 of Schedule 13D filed by The Perkin-Elmer Corporation on December 23, 1997, File No. 0-19957).

10.7 Perkin Elmer/Quantech License Agreement dated June 29, 1998 (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-KSB for the year ended June 30, 1998).

10.8 Research and Development Services Agreement, dated November 13, 1998, with Millenium Medical Systems, LLC (incorporated by reference to Exhibit A to Schedule 13D filed by Robert Gaines and Millenium Medical Systems, LLC on November 23, 1998, File No. 0-19957).

22       Quantech has no subsidiaries.

23.1*    Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

23.2*    Consent of Independent Accountants

24*      Power of Attorney (included on signature page)

*  Filed herewith.

Item 28.  Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant further undertakes that it will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering; and

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 12, 1999.


                                     QUANTECH LTD.


                                     By   /s/ Gregory G. Freitag
                                          Gregory G. Freitag, Chief Operating
                                          Officer, Chief Financial Officer and
                                          Secretary

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Robert Case and Gregory G. Freitag, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any and all instruments or documents filed as part of or in connection with any of such amendments or registration statements, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Signatures                               Title                                 Date
                                         Chief Executive Officer, Director
  /s/ Robert Case                        (principal executive officer)         January 12, 1999
Robert Case
                                         Chief Operating Officer, Chief
  /s/ Gregory G. Freitag                 Financial Officer and Secretary       January 12, 1999
Gregory G. Freitag                       (principal financial and accounting
                                         officer)

  /s/ James F. Lyons                     Director                              January 12, 1999
James F. Lyons

  /s/ Richard W. Perkins                 Director                              January 12, 1999
Richard W. Perkins

  /s/ Edward E. Strickland               Director                              January 12, 1999
Edward E. Strickland

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Quantech Ltd.

                           EXHIBIT INDEX TO FORM SB-2



Exhibit
Number                        Description

2.1 Plan of Reorganization, dated November 24, 1992, by and among Quantech Ltd. and Spectrum Diagnostics S.p.A. (incorporated by reference to
         Exhibit 2.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

2.2 Amendment and Restatement Agreement and Plan of Merger dated January 20, 1993 by and among Quantech Ltd., Spectrum Diagnostics S.p.A. and Spectrum Diagnostics Corp. (incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

3.1*     Articles of Incorporation of Quantech Ltd., as amended.

3.2 Bylaws of Quantech Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

4.1 Form of Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

4.2      Form of Private Placement Warrant (incorporated by reference to Exhibit
         4.2 of the Registrant's Registration Statement on Form SB-2; Reg. No. 333-6809).

5.1*     Opinion and Consent of Fredrikson & Byron, P.A.

10.1 Lease for office space at 1419 Energy Park Drive, St. Paul, MN 55108 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).

10.2 Option Agreement with Ares-Serono, as amended (including license) assigned to Quantech Ltd. pursuant to the Merger (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

10.3 Letter of Amendment to Ares-Serono License (incorporated by reference to Exhibit 10.6 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).

10.4 Employment Agreement with Gregory G. Freitag (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).

10.5     Employment Agreement with Robert Case (incorporated by reference to
         Exhibit 10.2 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).

10.6 Technology and Development License Agreement dated December 16, 1997 (incorporated by reference to Exhibit 1 of Schedule 13D filed by The Perkin-Elmer Corporation on December 23, 1997, File No. 0-19957).

10.7 Perkin Elmer/Quantech License Agreement dated June 29, 1998 (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-KSB for the year ended June 30, 1998).

10.8 Research and Development Services Agreement, dated November 13, 1998, with Millenium Medical Systems, LLC (incorporated by reference to Exhibit A to Schedule 13D filed by Robert Gaines and Millenium Medical Systems, LLC on November 23, 1998, File No. 0-19957).

22       Quantech has no subsidiaries.

23.1*    Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

23.2*    Consent of Independent Accountants

24*      Power of Attorney (included on signature page)

*  Filed herewith.